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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Kraft Foods Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KRAFT FOODS INC.

LOUIS C. CAMILLERI CHAIRMAN OF THE BOARD	THREE LAKES DRIVE NORTHFIELD, IL 60093
March 4, 2005

Dear Fellow Stockholder:

We cordially invite you to attend the 2005 Annual Meeting of Stockholders of Kraft Foods Inc. We will hold the meeting at 9:00 a.m. on Tuesday, April 26, 2005, at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey.

At the meeting, we will vote on the election of eleven directors, ratification of the selection of independent auditors, approval of a new performance incentive plan, and, if properly presented, one proposal from stockholders. We will also report on the Company's business, and stockholders will have an opportunity to ask questions.

Only stockholders of record on March 2, 2005 may attend the annual meeting. Stockholders attending the meeting must present a site pass to gain access to the grounds where the Kraft Foods Inc. Robert M. Schaeberle Technology Center is located. If you are a stockholder and plan to attend the meeting, you MUST request a site pass by April 19, 2005 by writing to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093 or by faxing your request to the Corporate Secretary at 847-646-2950. If your shares are not registered in your name, you must also send evidence of your stock ownership on March 2, 2005 with your letter. You can obtain this evidence from your bank or brokerage firm. We will mail the site pass to you in advance of the meeting. In addition, if you plan to attend the meeting, please bring government-issued photographic identification.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting should write the Corporate Secretary at Three Lakes Drive, Northfield, Illinois 60093. For your comfort and security, we will not permit any packages or large briefcases, pocketbooks, or bags in the meeting. We also will not allow cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets into the meeting.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet.

Your vote is important to us. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,
please call 1-866-655-7238.

KRAFT FOODS INC.
Three Lakes Drive
Northfield, Illinois 60093

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
OF KRAFT FOODS INC.

TIME:	9:00 a.m. on Tuesday, April 26, 2005
PLACE:	Kraft Foods Inc. Robert M. Schaeberle Technology Center 188 River Road, East Hanover, New Jersey
ITEMS OF BUSINESS:	(1)	To elect eleven directors;
	(2)	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2005;
	(3)	To approve the 2005 Performance Incentive Plan;
	(4)	To vote on one stockholder proposal, if properly presented at the meeting; and
	(5)	To transact other business properly coming before the meeting.
WHO CAN VOTE:	You can vote if you were a stockholder of record on March 2, 2005.
2004 ANNUAL REPORT:	We have enclosed a copy of our 2004 Annual Report and Form 10-K.
DATE OF MAILING:	We are first mailing this notice, the proxy statement, and the accompanying proxy card to stockholders on or around March 16, 2005.
Marc S. Firestone Executive Vice President, General Counsel and Corporate Secretary

March 4, 2005

WE URGE EACH STOCKHOLDER TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET TO ATTEND THE MEETING. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

KRAFT FOODS INC.
Three Lakes Drive
Northfield, Illinois 60093

March 4, 2005

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2005

Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2005 Annual Meeting of Stockholders of Kraft Foods Inc. at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or around March 16, 2005.

If you deliver a properly executed written proxy, or submit a properly completed proxy by telephone or the Internet, that proxy will be voted at the meeting in accordance with the directions given in the proxy, unless you revoke the proxy before the meeting.

Only stockholders of record of shares of common stock at the close of business on March 2, 2005 are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each stockholder of record of Class A Common Stock and Class B Common Stock at the close of business on March 2, 2005 is entitled to vote on all matters to come before the meeting. Holders of Class A Common Stock will be entitled to one vote for each share held. On March 2, 2005, 526,621,988 shares of Class A Common Stock were outstanding, of which Altria Group, Inc. ("Altria Group") held 276,536,915. Holders of Class B Common Stock will be entitled to ten votes for each share held. On March 2, 2005, Altria Group held all of the 1,180,000,000 shares of Class B Common Stock that were outstanding.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.
WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that written document also is called a proxy or a proxy card.

2.
WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2005 Annual Meeting of Stockholders is March 2, 2005. The Board of Directors established the record date, as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

  (a)
  receive notice of the meeting; and

  (b)
  vote at the meeting and any adjournments or postponements of the meeting.

3.
WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder. If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. Question 16 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.
HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request a site pass. Because seating is limited, you may bring only one guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for a site pass by April 19, 2005 by writing to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093 or by faxing your request to the Corporate Secretary at 847-646-2950. Please include the following information:

  (a)
  your name and mailing address;

  (b)
  whether you need special assistance at the meeting;

  (c)
  the name of your guest, if any; and

  (d)
  if your shares are not registered in your name, evidence of your stock ownership as of March 2, 2005. You can obtain this evidence from your bank or broker.

5.
WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)
In Writing: You can vote by mailing your completed proxy card (if you are a registered stockholder) or your completed vote instruction form (if you are a street name holder).

(b)
By Telephone and Internet Proxy: If you are a registered stockholder, you also can vote by touchtone telephone from the United States and Canada, using the toll-free telephone number on your proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. If you are a street name holder, you may vote by telephone or the Internet if your bank or broker makes those methods available to you by enclosing instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

  (c)
  In Person: All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy from their bank or broker).

6.
HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

  (a)
  giving written notice to the Corporate Secretary of the Company;

  (b)
  delivering a later-dated proxy; or

  (c)
  voting in person at the meeting.

7.
ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our practice of holding the votes of each stockholder in confidence from directors, officers, and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for several years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.
WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2006 Annual Meeting of Stockholders, stockholders may:

  (a)
  vote in favor of all nominees;

  (b)
  vote to withhold votes as to all nominees; or

  (c)
  withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

The Board recommends a vote "FOR" all of the nominees.

9.
WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THE SELECTION?

When voting on the ratification of the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as independent auditors for the Company, stockholders may:

  (a)
  vote in favor of the ratification;

  (b)
  vote against the ratification; or

  (c)
  abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast "FOR" exceed the votes cast "AGAINST."

The Board recommends a vote "FOR" this proposal.

10.
WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE 2005 PERFORMANCE INCENTIVE PLAN, AND WHAT VOTE IS NEEDED TO APPROVE THE PLAN?

When voting on the approval of the 2005 Performance Incentive Plan (the "Plan"), stockholders may:

  (d)
  vote in favor of the approval of the Plan;

  (e)
  vote against the approval of the Plan; or

  (f)
  abstain from voting on the approval of the Plan.

The Plan will be approved if the votes cast "FOR" exceed the votes cast "AGAINST."

The Board recommends a vote "FOR" this proposal.

11.
WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE STOCKHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE THE STOCKHOLDER PROPOSAL?

When voting on the stockholder proposal, if properly presented, stockholders may:

  (a)
  vote in favor of the proposal;

  (b)
  vote against the proposal; or

  (c)
  abstain from voting on the proposal.

The stockholder proposal will be approved if the votes cast "FOR" the proposal exceed the votes cast "AGAINST."

The Board recommends a vote "AGAINST" this proposal.

12.
WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

You should specify your choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted "FOR" the election of all director nominees, "FOR" the proposal to ratify the selection of independent auditors, "FOR" the approval of the Plan, and "AGAINST" the stockholder proposal.

13.
WHO IS ENTITLED TO VOTE?

Each stockholder of record of Class A Common Stock and Class B Common Stock at the close of business on March 2, 2005, is entitled to vote on all matters to come before the meeting. Holders of Class A Common Stock will be entitled to one vote for each share held. On March 2, 2005, 526,621,988 shares of Class A Common Stock were outstanding, of which Altria Group held 276,536,915. Holders of Class B Common Stock will be entitled to ten votes for each share held. On March 2, 2005, Altria Group held all of the 1,180,000,000 shares of Class B Common Stock that were outstanding.

14.
HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

15.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers, banks, and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank, and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, N.A., 525

Washington Blvd., Suite 4687, Jersey City, NJ 07310. You can reach EquiServe at 1-866-655-7238 (from within the United States) or 1-781-575-3500 (from outside the United States).

16.
WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange ("NYSE") rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

NYSE rules deem the election of directors and the ratification of the selection of independent auditors as routine matters for which brokerage firms may vote unvoted shares. NYSE rules do not deem the other proposals to be voted on at our meeting as routine. When a proposal is not a routine matter, and the beneficial owner of shares has not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

17.
ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

18.
MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer, or direct to the Chief Executive Officer to answer, stockholders' questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. We request that stockholders direct questions and comments to the Chairman and confine their remarks to matters that relate directly to the business of the meeting.

19.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 2, 2005, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the "Board") is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board typically holds regular meetings in January, February or March, April, June, August, October, and December and holds special meetings when necessary. The Board's organizational meeting follows immediately after each Annual Meeting of Stockholders. Each year, the Board holds one of its regular meetings for several days to review the Company's strategic plan. The Board held eight meetings in 2004. The Company expects directors to attend Board meetings, the Annual Meeting of Stockholders, and meetings of the Committees on which they serve, with the understanding that occasionally a director may be unable to attend a meeting. All nominees for director who were serving as directors at the time of the 2004 Annual Meeting of Stockholders attended that meeting, and all nominees for director who served as directors during 2004 attended at least 75% of the aggregate number of meetings of the Board and all Committees of the Board on which they served.

The Board has adopted Corporate Governance Guidelines, which are attached as Exhibit A to this proxy statement. In addition, the Company has adopted a "code of ethics" as defined within the regulations of the Securities and Exchange Commission. This code applies to all of the Company's employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Company has also adopted a code of business conduct and ethics that applies to the members of the Board. All of these materials are available on the Company's website, www.kraft.com, and will be provided free of charge to any stockholder requesting a copy by writing to the Company's Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. The information on the Company's website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Executive Sessions of the Board

Non-management directors meet in executive session several times a year without any members of management being present. The Chairman, Louis C. Camilleri, presides over these meetings. At least once each year, the Board holds an executive session at which only those directors who meet the independence standards of the NYSE are present, and the chair of one of the Board's Committees presides over this session.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093 or to Kraft-Board@kraft.com. The non-management directors have established procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. The Corporate Secretary forwards all communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees to the non-management directors and communications that relate to matters that are within the responsibility of one of the Board Committees to the chair of the appropriate Committee. The Corporate Secretary forwards communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as consumer complaints, to the appropriate employee. The Corporate Secretary does not forward solicitations, junk mail and obviously frivolous or inappropriate communications but makes these communications available to any non-management director who wishes to review them.

Committees of the Board

The Board has established three Committees of the Board to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board designates the members of these Committees and the Committee chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Governance Committee. The Board has adopted written charters for these Committees. The chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of directors who are not employed by the Company or Altria Group, and all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Its responsibilities, which include the approval of material transactions with Altria Group, are set forth in the Audit Committee Charter, which is included as Exhibit B to this proxy statement and is also available on the Company's website at www.kraft.com. The Audit Committee's report appears on page 12 of this proxy statement. The Audit Committee met nine times in 2004. The current members of the Audit Committee are: Mr. Pope (chair), Dr. Lerner, Ms. Schapiro, and Ms. Wright.

The Board has determined that all members of the Audit Committee are financially literate and that Mr. Pope is an "audit committee financial expert" within the meaning of the regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2004 from the Company or its subsidiaries other than compensation received as a director of the Company. In addition, because Mr. Pope serves on the audit committees of more than three public companies, pursuant to the listing standards of the NYSE, and after reviewing meeting attendance records and other matters it deemed relevant, the Board has determined that such simultaneous service on such audit committees would not impair Mr. Pope's ability to serve effectively on the Company's Audit Committee.

The Compensation Committee consists entirely of directors who are not employed by the Company or Altria Group, and all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE. Its responsibilities are set forth in the Compensation Committee Charter, which is included as Exhibit C to this proxy statement and is also available on the Company's website at www.kraft.com. The Compensation Committee's Report on Executive Compensation appears on pages 17 to 20 of this proxy statement. Until January 25, 2005, the Company had a combined Compensation and Governance Committee, which met four times in 2004. The current members of the Compensation Committee are: Mr. Farrell (chair), Mr. Bennink, Mr. Pope, and Ms. Wright.

The Nominating and Governance Committee consists entirely of directors who are not employed by the Company or Altria Group, and all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE. Its responsibilities are set forth in the Nominating and Governance Committee Charter, which is included as Exhibit D to this proxy statement and is also available on the Company's website at www.kraft.com. Until January 25, 2005, the Company had a combined Compensation and Governance Committee, which met four times in 2004. The current members of the Nominating and Governance Committee are: Ms. Schapiro (chair), Mr. Bennink, Mr. Farrell, and Dr. Lerner.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Governance Committee is responsible for identifying and evaluating nominees for director, other than the nominees designated by Altria Group (see "Director Nominations Controlled by Altria Group"), and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Nominating and Governance Committee takes into account many factors, including whether the individual meets requirements for independence; the individual's general understanding of the various disciplines relevant to the success of a large publicly traded company in today's global business environment; the individual's understanding of the Company's global businesses and markets; the individual's professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Governance Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Nominating and Governance Committee may identify certain skills or attributes (e.g. financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Nominating and Governance Committee also retains search firms to assist it in identifying potential candidates for director. Stockholders wishing to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Nominating and Governance Committee. The Nominating and Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. The Company's Amended and Restated By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption "2006 Annual Meeting."

Director Nominations Controlled by Altria Group

Under the terms of a corporate agreement entered into between the Company and Altria Group, so long as Altria Group owns shares representing 50% or more of the voting power of the Company's outstanding common stock, Altria Group has the right to designate for nomination three members of the Board, including the Chairman of the Board. Altria Group also has the right to fill any vacancy resulting from an Altria Group designee's ceasing to serve on the Board. Altria Group's designees on the Board are currently Mr. Camilleri (Chairman), Mr. Devitre, and Mr. Wall.

The Nominees

It is proposed that eleven directors be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Governance Committee has recommended to the Board, and the Board has approved, the persons named, and, unless otherwise marked, proxies will be voted for such persons. All of the nominees currently serve as a director, and stockholders elected nine of the directors at the 2004 Annual Meeting.

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Jan Bennink, W. James Farrell, Richard A. Lerner, M.D., John C. Pope, Mary L. Schapiro, and Deborah C. Wright. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance

Guidelines included as Exhibit A to this proxy statement. Each of the above-named nominees qualifies as independent under these standards.

Although the Company does not anticipate that any of the persons named below will be unable or unwilling to stand for election, proxies, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, instead of designating a substitute, the Board may amend the Company's Amended and Restated By-Laws to reduce the number of directors.

Jan Bennink Chief Executive Officer and Chairman of the Executive Board, Royal Numico N.V., The Netherlands Director since December 2004 Age: 48
Mr. Bennink has been Chief Executive Officer and Chairman of the Executive Board of Royal Numico N.V., a market leader in infant and clinical nutrition, since 2002. Prior to that time, he served as Senior Vice President of Dairy for Groupe Danone from 1997 until 2002 and previously held a variety of positions at Benckiser GMBH, a leader in household products, as well as at Procter & Gamble. Mr. Bennink is also a Non-Executive Director of Boots Group PLC, a healthcare-focused retailer. Mr. Bennink is a member of the Compensation Committee and the Nominating and Governance Committee.

Louis C. Camilleri Chairman and Chief Executive Officer, Altria Group, Inc., New York, New York Director since March 2001 Age: 50
Mr. Camilleri has been Chairman of the Board of Directors of Altria Group since August 2002 and Chief Executive Officer of Altria Group since April 2002, having previously served as Senior Vice President and Chief Financial Officer of Altria Group since November 1996. Mr. Camilleri has been employed continuously by Altria Group and its subsidiaries since 1978. Mr. Camilleri has served as Chairman of the Company's Board since August 2002. He is a member of the New York Stock Exchange Board of Executives.

Roger K. Deromedi Chief Executive Officer Director since March 2001 Age: 51
Mr. Deromedi was elected Chief Executive Officer of the Company in December 2003. Prior to that time, he had been co-Chief Executive Officer of the Company since 2001 and President and Chief Executive Officer of Kraft Foods International, Inc. since 1999. Mr. Deromedi has been employed continuously by the Company and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1977, including service as Executive Vice President and General Manager of the Company's U.S. Cheese and Specialty Products Divisions, Group Vice President, Kraft Foods International, Inc. and President of its Asia Pacific and Western Europe regions. Mr. Deromedi is a member of the Board of Directors of The Gillette Company and the Grocery Manufacturers Association. He is also a member of the Stanford Graduate School of Business Advisory Board, the Board of Trustees of the Chicago Field Museum of Natural History, and the Civic Committee of the Chicago Commercial Club.

Dinyar S. Devitre Senior Vice President and Chief Financial Officer, Altria Group, Inc., New York, New York Director since August 2002 Age: 57
Mr. Devitre has been Senior Vice President and Chief Financial Officer of Altria Group since April 2002. From April 2001 to March 2002, he acted as a private business consultant. From January 1998 to March 2001, Mr. Devitre was Executive Vice President at Citigroup Inc. in Europe. Before his assignment at Citigroup, Mr. Devitre's career with the Altria Group family of companies spanned a 27-year period in which he served in a variety of positions. Mr. Devitre is a Director of Lincoln Center Inc. and a trustee of the Asia Society Inc.

W. James Farrell Chairman and Chief Executive Officer, Illinois Tool Works Inc., Glenview, Illinois Director since August 2001 Age: 63
Mr. Farrell assumed his current position with Illinois Tool Works Inc., an international manufacturer of highly engineered fasteners, components, assemblies and systems, in May 1996. Mr. Farrell is Chairman of the Board of The Federal Reserve Bank of Chicago and serves on the boards of Allstate Insurance Company, Sears, Roebuck and Company, and UAL Corporation. In addition, he is a member of the Business Council, Illinois Roundtable and Mid-America Committee. He is President of the Chicago Club and Chairman of the Economic Club of Chicago. Mr. Farrell is also a trustee of Northwestern University and Rush Presbyterian-St. Luke's Medical Center and chair of the Board of Trustees for the Museum of Science and Industry, Junior Achievement of Chicago, and the Advisory Board of the Kellogg Graduate School of Management at Northwestern University. He is a director of the Lyric Opera of Chicago, the United Way/Crusade of Mercy, the Big Shoulders Fund, and the Chicago Public Library Foundation. Mr. Farrell is chair of the Compensation Committee and a member of the Nominating and Governance Committee.

Betsy D. Holden President, Global Marketing & Category Development Director since March 2001 Age: 49
Ms. Holden assumed her current position in January 2004. Prior to that time, she had been co-Chief Executive Officer of the Company since 2001 and President and Chief Executive Officer of Kraft Foods North America, Inc. since 2000. Ms. Holden has been employed continuously by the Company and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1982. Ms. Holden served as Executive Vice President of Kraft Foods North America with responsibility for operations, technology, procurement and marketing services from 1999 until May 2000. She also served as President of the Kraft Cheese Division from 1997 until 1998. Ms. Holden is a director of the Tribune Company, Evanston Northwestern Healthcare and Ravinia Music Festival. She also serves on the Advisory Board of the Kellogg Graduate School of Management at Northwestern University, the Board of the Museum of Science and Industry and Duke University's Trinity College Board of Visitors and is President of the Board of Directors of the Off the Street Club.

Richard A. Lerner, M.D. President, The Scripps Research Institute, La Jolla, California Director since January 2005 Age: 66
Dr. Lerner has been President of The Scripps Research Institute, a private, non-profit biomedical research organization, since 1986. Dr. Lerner is a member of numerous scientific associations, including the National Academy of Science and the Royal Swedish Academy of Sciences. He is also on the Board of Directors for Xencor, a privately held biotechnology company, and serves on the Scientific Advisory Boards of Senomyx and Dyadic, two biotechnology companies. Dr. Lerner is a member of the Audit Committee and the Nominating and Governance Committee.

John C. Pope Chairman, PFI Group, LLC, Lake Forest, Illinois, and Chairman, Waste Management, Inc., Houston, Texas Director since July 2001 Age: 55
Mr. Pope is Chairman of PFI Group, LLC, a financial management firm that invests primarily in venture capital opportunities, and Waste Management, Inc., a waste collection and disposal firm. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components. Prior to joining MotivePower Industries, Inc., Mr. Pope served in various capacities with United Airlines and its parent, UAL Corporation, including as a Director, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer, and Executive Vice President, Marketing and Finance. Prior to that time, he served as Senior Vice President of Finance, Chief Financial Officer and Treasurer for American Airlines and its parent, AMR Corporation. He also serves on the boards of CNF Inc., Dollar Thrifty Automotive Group Inc., Federal-Mogul Corporation, R.R. Donnelley & Sons Co., and Waste Management, Inc. and is a member of the Board of Trustees of the John G. Shedd Aquarium in Chicago and Chairman of its Finance and Audit Committee. Mr. Pope is chair of the Audit Committee and a member of the Compensation Committee.

Mary L. Schapiro Vice Chairman, NASD, Inc., and President, Regulation Policy and Oversight, Washington, D.C. Director since July 2001 Age: 49
Ms. Schapiro assumed her current position with NASD, Inc. in May 2002, having previously held the position of President of NASD Regulation, Inc. since 1996. Prior to joining NASD, she was chair of the Commodity Futures Trading Commission and a Commissioner of the Securities and Exchange Commission. Ms. Schapiro also serves on the Board of Directors of Cinergy Corp., where she is Chair of its Audit Committee. She is a member of the Board of Trustees and Chair of the Audit Committee of Franklin & Marshall College. Ms. Schapiro is chair of the Nominating and Governance Committee and a member of the Audit Committee.

Charles R. Wall Senior Vice President and General Counsel, Altria Group, Inc., New York, New York Director since August 2002 Age: 59
Mr. Wall is Senior Vice President and General Counsel of Altria Group, a position that he assumed in February 2000. Mr. Wall has been employed continuously by Altria Group in various capacities since 1990. Mr. Wall is a member of the Board of Directors of the New York City Opera and serves on the Board of The Neurosciences Institute in La Jolla, California.

Deborah C. Wright Chairman, President and Chief Executive Officer, Carver Bancorp, Inc., New York, New York Director since July 2001 Age: 47
Ms. Wright assumed her positions as President and Chief Executive Officer of Carver Bancorp, Inc., the holding company for Carver Federal Savings Bank, a federally chartered savings bank and the nation's largest publicly traded African- and Caribbean-American operated bank, in 1999 and became Chairman in 2004. Previously, she served as President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation from 1996 to 1999. Ms. Wright is a member of the Board of Overseers of Harvard University and the Memorial Sloan-Kettering Cancer Center. She serves on the boards of Carver Bancorp, Inc., The Partnership for New York City and the Ministers and Missionaries Benefit Board of the American Baptist Churches. Ms. Wright also served as a founding member of the Lower Manhattan Development Corporation. Ms. Wright is a member of the Audit and Compensation Committees.

The Board recommends a vote FOR the election of each of the nominees, and proxies received by the
Board will be so voted unless stockholders specify a contrary choice in their proxies.

Compensation of Directors

Directors who are full-time employees of the Company or Altria Group receive no additional compensation for services as a director. With respect to all other directors ("non-employee directors"), the Company's philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of stockholders.

Pursuant to the 2001 Compensation Plans for Non-Employee Directors, as amended (the "Directors Plans"), in 2004, non-employee directors received an annual retainer of $35,000 and fees of $2,000 for each Board and Committee meeting attended. For additional services rendered in connection with Committee chair responsibilities, the Committee chairs received a $5,000 annual retainer. Non-employee directors were also reimbursed for actual expenses in connection with attendance at Board and Committee meetings.

In 2004, pursuant to the Directors Plans, each non-employee director received a restricted stock award schedule to vest one year from the date of grant and equal to that number of shares of Class A Common Stock having an aggregate fair market value of $100,000 on the date of grant. Accordingly, Mr. Farrell, Mr. Pope, Ms. Schapiro and Ms. Wright each received 3,018 restricted shares of Class A Common Stock with a fair market value of $33.15 per share.

A non-employee director may elect to defer the award of restricted shares of Class A Common Stock, meeting fees and all or part of the annual retainer. Deferred fee amounts are credited to an unfunded account and may be invested in nine investment choices. These investment choices parallel the investment options offered to employees under the Company's 401(k) plan and determine the amounts credited for bookkeeping purposes to a director's account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2004

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The Audit Committee monitors the Company's financial reporting processes and systems of internal control over financial reporting, the independence and performance of the independent auditors, and the performance of the internal auditors.

Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented that they have assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2004 and have determined that, as of that date, the Company maintained effective internal control over financial reporting. The Audit Committee has reviewed and discussed with management and the independent auditors this assessment of internal control over financial reporting, as well as the attestation of independent auditors as to this assessment. The Audit Committee has also discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors' independence from the Company and its management. The Audit Committee has reviewed and approved the audit fees of the independent auditors. It has also reviewed and approved non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company's and the Audit Committee's policies.

The Audit Committee discussed with the Company's internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal accounting controls. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management's responses.

In reliance on the reviews and discussions referred to above, and without other independent verification, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee:

John C. Pope, Chair
Richard A. Lerner, M.D.
Mary L. Schapiro
Deborah C. Wright

The information contained in the report above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditors' Fees

Audit Fees

        Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with (i) the integrated audit of the Company's consolidated financial statements and internal control over financial reporting as of and for the year ended December 31, 2004, including statutory audits of the financial statements of the Company's affiliates, and of its internal control over financial reporting as of December 31, 2004, (ii) reviews of the Company's unaudited condensed consolidated interim financial statements as of September 30, 2004, June 30, 2004, and March 31, 2004, and (iii) reviews of documents filed with the Securities and Exchange Commission were $14.5 million.

Aggregate fees for these services for the year ended December 31, 2003 were $10.7 million.

Audit-Related Fees

        Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for audit-related services for the year ended December 31, 2004 were $2.1 million. Audit-related services include due diligence related to divestitures and an acquisition, review of the Company's procedures related to internal control over financial reporting, employee benefit plan audits, and procedures relating to various other audit and special reports.

Aggregate fees for these services for the year ended December 31, 2003 were $2.9 million.

Tax Fees

        Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with tax compliance and advice for the year ended December 31, 2004 were $3.5 million. Tax services include U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, expatriate tax return preparation, transfer pricing documentation for compliance purposes, and advice relating to customs and duties compliance matters.

Aggregate fees for these services for the year ended December 31, 2003 were $6.9 million.

All Other Fees

        No fees were paid to PricewaterhouseCoopers during the years ended December 31, 2004 and 2003 for any other professional services.

Pre-Approval Policies

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

All fiscal year 2004 audit and non-audit services provided by the independent auditors were pre-approved.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Stockholder ratification of the selection of PricewaterhouseCoopers as the Company's independent auditors is not required by the Company's Amended and Restated By-Laws or otherwise. The Company is submitting the selection of PricewaterhouseCoopers to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of Class A Common Stock and Altria Group common stock beneficially owned at February 28, 2005, by each director, nominee for director, executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group. None of these individuals owns Class B Common Stock. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of the directors and executive officers of the Company individually and as a group is less than 1% of the outstanding Class A Common Stock and less than 1% of Altria Group's outstanding common stock.

	Amount and Nature of Beneficial Ownership
Name	Class A Common Stock(1)	Altria Group Common Stock(2)
Jan Bennink	-0-	-0-
Louis C. Camilleri	18,000	2,919,024
Roger K. Deromedi	720,610	482,591
Dinyar S. Devitre	1,204	206,858
W. James Farrell	10,158	-0-
Marc S. Firestone	56,220	243,486
Betsy D. Holden	497,579	362,431
David S. Johnson	217,576	102,787
Richard A. Lerner, M.D.	-0-	-0-
John C. Pope	11,703	-0-
Hugh H. Roberts	200,256	191,316
Mary L. Schapiro	10,403	-0-
Franz-Josef Vogelsang	125,946	123,800
Charles R. Wall	31,620	1,567,815
Deborah C. Wright	10,637	-0-
Group (36 persons)	3,452,590	7,682,182

(1) Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 29, 2005 as follows: Mr. Deromedi, 279,569; Mr. Farrell, 3,800; Mr. Firestone, 5,970; Ms. Holden, 279,569; Mr. Johnson, 67,756; Mr. Pope, 3,995; Mr. Roberts, 61,296; Ms. Schapiro, 3,995; Mr. Vogelsang, 51,536; Mr. Wall, 26,620; Ms. Wright, 3,995; and group, 1,479,356. Also includes 1,409,210 shares of restricted stock and 357,940 shares of deferred stock awarded under the 2001 Performance Incentive Plan as follows: Mr. Deromedi, 405,720; Mr. Firestone, 44,250; Ms. Holden, 194,410; Mr. Johnson, 142,020; Mr. Roberts, 122,260; Mr. Vogelsang, 74,410; and group, 1,767,150. Also includes shares of restricted and deferred stock pursuant to the Directors Plans as follows: Mr. Farrell, 3,018; Mr. Pope, 3,018; Ms. Schapiro, 3,018; Ms. Wright, 6,642; and group, 15,696. Includes 300 shares as to which Mr. Pope disclaims beneficial ownership (shares held by children). Does not include share equivalents held pursuant to the Directors Plans as follows: Mr. Pope, 4,292; and Ms. Schapiro, 2,975.

(2) Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 29, 2005 as follows: Mr. Camilleri, 2,193,740; Mr. Deromedi, 315,009; Mr. Firestone, 168,718; Ms. Holden, 306,800; Mr. Johnson, 77,536; Mr. Roberts, 191,316; Mr. Vogelsang, 123,800; Mr. Wall, 1,326,708; and group, 5,860,208. Also includes shares of restricted common stock as follows: Mr. Camilleri, 700,000; Mr. Devitre, 106,150; Mr. Firestone, 20,230; Mr. Wall, 186,550; and group, 1,024,370.

At March 2, 2005, Altria Group beneficially owned 276,536,915 shares of Class A Common Stock, representing 52.5% of the outstanding Class A Common Stock, and 1,180,000,000 shares of Class B Common Stock, representing 100% of the outstanding Class B Common Stock. Other than Altria Group, there are no persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding Class A Common Stock.

EXECUTIVE COMPENSATION

Comparison of Cumulative Total Return

The following graph compares the cumulative total return on the Company's common stock since the Company's initial public offering on June 13, 2001 through December 31, 2004 with the cumulative total return for the same period of the S&P 500 Index and the Kraft Foods peer group index. The graph assumes the investment of $100 in Company common stock and each of the indices as of the market close on June 13, 2001, and reinvestment of all dividends.

The peer group index consists of companies considered market competitors of the Company or that have been selected on the basis of industry, level of management complexity, global focus or industry leadership.

Date	Kraft Foods	S&P 500	Kraft Foods Peer Group(1)
June 13, 2001	$100.00	$100.00	$100.00
September 28, 2001	110.40	84.24	104.24
December 31, 2001	109.73	93.23	108.84
March 28, 2002	125.04	93.48	116.63
June 28, 2002	132.90	80.98	118.68
September 30, 2002	118.82	67.02	109.26
December 31, 2002	127.36	72.68	108.89
March 31, 2003	92.74	70.39	105.01
June 30, 2003	107.54	81.21	112.30
September 30, 2003	98.06	83.36	114.63
December 31, 2003	107.70	93.49	125.49
March 31, 2004	107.60	95.07	131.16
June 30, 2004	107.10	96.70	136.73
September 30, 2004	107.93	94.89	124.37
December 31, 2004	121.86	103.63	135.47

(1) The Kraft Foods peer group consists of the following companies: Anheuser-Busch Companies, Inc., Cadbury Schweppes plc, Campbell Soup Company, The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., Diageo plc, General Mills, Inc., The Gillette Company, Groupe Danone, H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nestlé S.A., PepsiCo, Inc., The Procter & Gamble Company, Sara Lee Corporation, and Unilever N.V.

Compensation Committee Report on Executive Compensation

To Our Stockholders:

This report discusses the Company's compensation programs for executive officers and details of the compensation paid to the Company's Chief Executive Officer for 2004.

The four primary goals of the Company's compensation programs are to:

•
attract, retain, and motivate talented employees and develop world-class leaders;

•
support business strategies that promote growth, societal alignment, and integrity of conduct within the Company, while appropriately balancing short-term and long-term goals;

•
emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of short-term and long-term financial and strategic objectives; and

•
align the interests of executives with those of stockholders through the use of stock ownership guidelines and equity-based awards and long-term cash incentive awards that link compensation to stockholder return.

To ensure that the Company's compensation programs are properly benchmarked with those of our competitors, the Committee compares the Company's compensation practices to the compensation practices of companies included in a compensation survey group. The compensation survey group consists of the following 16 companies: Anheuser-Busch Companies, Inc., Campbell Soup Company, The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., General Mills, Inc., The Gillette Company, H.J. Heinz Company, Hershey Foods Corporation, Johnson & Johnson, Kellogg Company, Kimberly-Clark Corporation, PepsiCo, Inc., The Procter & Gamble Company, and Sara Lee Corporation. This group comprises those companies that the Company typically competes with for executive talent; are in similar lines of business (i.e., food products and other consumer products); have similar levels of management complexity and global focus; have similar revenue and market capitalization levels; and are recognized for their industry and brand leadership.

In 2004, the Committee considered the following in determining executive compensation under the Company's compensation programs:

•
the Company's financial performance compared with its annual and long-term goals, as measured by net earnings, earnings per share growth, revenue and volume growth, cash flow, and implementation of strategic initiatives, as well as financial comparisons to companies within the performance peer group measured by total stockholder return and net earnings growth;

•
individual contributions to the Company's performance;

•
appropriate exercise of management and financial controls;

•
achievement of results in an appropriate and ethical manner; and

•
compensation levels set by companies within the compensation survey group.

The Company generally targets total compensation for executives within the top or fourth quartile of the compensation survey group, if business objectives are achieved and individual performance exceeds targeted goals. Based on the latest available data, aggregate total compensation for executives ranked within the third quartile of the compensation survey group.

There are three major elements to the Company's overall compensation program: base salary, annual incentives, and long-term incentives that include equity and cash. An overview of each of the major compensation program elements and the stock ownership guidelines follows.

Base Salary

Each year, the Committee determines the base salary for the Chief Executive Officer and reviews base salaries of those executive officers reporting to the Chief Executive Officer. In reviewing individual salaries, the Committee evaluates a number of factors, including the executive's individual performance, level of responsibility, tenure, and prior experience.

Annual Incentives

The Company provides annual incentive opportunities to the Company's management and executive employees. Annual cash incentives reward participants for the achievement of annual financial, business, and strategic results that positively impact total stockholder returns.

For 2004, annual incentive awards to executives were based on an assessment of individual, business unit, and corporate performance. The Committee did not assign specific weights to the performance factors considered. The factors used to evaluate performance included financial measures such as operating companies income, discretionary cash flow, earnings per share, and return on management investment. Each factor was measured against both actual 2003 results and the Company's 2004 business plan. The Committee also evaluated the Company's performance against other strategic measures such as market share, portfolio management, diversity and leadership development, response to the business environment, societal alignment, compliance, and controls.

For those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code (the "covered officers"), annual incentive awards are also contingent upon the achievement of adjusted net earnings derived from a compensation formula set by the Committee.

Long-Term Incentives

The 2001 Performance Incentive Plan (the "2001 Plan"), approved by stockholders at the 2002 Annual Meeting, enables the Company to grant stock options, stock appreciation rights, restricted stock, and other equity awards, based on the Company's common stock, as well as performance-based, long-term incentive cash awards, to the Company's salaried employees. Long-term incentives focus executives on attaining performance goals over a number of years that are integral to the success of the Company's business, while increasing stockholder returns. The Board is requesting that stockholders approve the 2005 Performance Incentive Plan (the "2005 Plan"). The 2005 Plan is designed to support the Company's shift from granting non-qualified stock options to restricted stock, as well as provide the Committee additional flexibility in the event of a corporate restructuring.

  •
  Restricted Stock.  In 2004, the Committee granted equity awards in the form of restricted stock (or deferred stock for certain employees located outside of the U.S.). The value of the restricted stock is reflected as compensation expense in the Company's financial statements, making the cost of its stock awards fully transparent to stockholders. The granting of restricted stock versus granting stock options has also resulted in lower share utilization. Restricted stock awarded in 2004 will vest three years from the grant date.

  •
  Stock Ownership Guidelines.  Stock ownership guidelines were introduced in January 2003 and are designed to further align the interests of approximately 180 top executives with those of the Company's stockholders. Under these guidelines, executives will be expected to maintain Company stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from two times base salary to 12 times base salary for the Chief Executive Officer. Executives are expected to attain their ownership guidelines within five years of becoming an executive officer or within three years of being promoted to a higher level within the executive population. The Company will continue to monitor ownership levels to ensure executives are on track to meet or exceed their stock ownership guidelines within the expected timeframe. Stock ownership under this program is defined as direct ownership of Company common stock, including sole ownership, dividend reinvestment plan shares, restricted shares, and accounts over which the executive has direct or indirect ownership or control. This definition does not include unexercised Company stock options held by the executive.

  •
  Stock Options.  The Company made no regularly scheduled stock option grants during 2004 to its executives or employees. However, certain senior executives who exercised their previously granted Altria Group stock options during 2004 and who retained the shares upon exercise did receive Altria Group Executive Ownership Stock Options ("EOSOs"), pursuant to a previously approved program. The EOSO feature promotes the early exercise of stock options and the retention of shares gained through the resulting exercise, thus encouraging executives to build their stock ownership levels. An EOSO is granted when an eligible executive exercises an option after the stock price has appreciated at least 20% above the option grant price. The executive must satisfy payment of the option price using shares of Altria Group common stock that have been owned for at least six months. The EOSO is granted for the number of shares used to cover the exercise price of the underlying option and related taxes, has an exercise price equal to the fair market value of common stock tendered, has a term limited to the remaining term of the original option, and vests six months from the date of grant. The executive is required to hold the net new shares delivered upon exercise for one year or the new EOSO grant is forfeited. Stock options granted by the Company in June 2001 that vested January 31, 2003 also include an EOSO feature for certain senior executives.

  •
  Long-Term Performance Incentive Awards.  Long-Term Performance Incentive Awards focus senior executives on the achievement of long-term financial and strategic goals that contribute to the long-term business success of the Company and have a positive impact on stockholder return. A new three-year long-term performance cycle began on January 1, 2004 and is scheduled to conclude on December 31, 2006. Awards payable to executives will be paid in cash and will be based on an assessment of overall corporate performance and individual performance. Corporate performance will be assessed primarily against total stockholder returns during the performance period. Total stockholder returns will be assessed relative to a select group of peer companies as well as other major indices. Total stockholder returns provide the clearest link to the creation of stockholder value. Secondary financial measures assessed will include revenue, volume, earnings per share, discretionary cash flow, operating companies income, and net earnings results. These corporate measures were established and approved by the Committee at the beginning of the performance cycle.

  For the covered officers, Long-Term Performance Incentive Awards are also contingent upon the achievement of cumulative adjusted net earnings derived from a compensation formula set by the Committee.

As further discussed below beginning on page 28, the Board is presenting a new 2005 Performance Incentive Plan for approval at the 2005 Annual Meeting of Stockholders.

Compensation of the Chief Executive Officer

The Committee considers the results of a formal Chief Executive Officer performance evaluation when making compensation decisions concerning the Chief Executive Officer.

Effective January 1, 2004, the Committee increased Mr. Deromedi's base salary to $1,100,000, following his election as Chief Executive Officer. Mr. Deromedi's salary ranks within the second quartile for base salaries paid to chief executive officers of companies comprising the compensation survey group. The Committee approved an increase to Mr. Deromedi's base salary to $1,200,000, effective April 1, 2005.

For 2004, Mr. Deromedi earned an annual incentive award of $1,800,000 under the 2001 Plan. This award was above target. In granting this award, the Committee considered a number of factors, including progress made against the Sustainable Growth Plan implemented in early 2004, and results against the three-year restructuring program. The Committee also considered financial progress, including a net revenue increase of 5.5% in 2004 and total stockholder returns of 13.2%, which outpaced the S&P 500 and the peer group average. In addition, the Company took important steps to accelerate the transformation of the portfolio, introducing innovative new products, such as DiGiorno Microwave Rising Crust pizza, Back to Nature natural and organic products, and the Tassimo hot beverage system, acquiring Veryfine beverages, as well as entering into new strategic licensing agreements. At the same time, the Company signed agreements to divest certain businesses to improve management focus. Mr. Deromedi's award was subject to, and within the limits of, a formula tied to the achievement of an adjusted net earnings goal established at the beginning of the year for all covered officers and was within the second quartile of the compensation survey group based upon latest available data.

In January 2004, the Committee, in connection with Mr. Deromedi's December 2003 election as Chief Executive Officer and in recognition for his performance, awarded Mr. Deromedi 200,000 shares of restricted stock. One-half of the award (100,000 shares) will vest after three years and one-half (100,000 shares) will vest after eight years. In

January 2005, the Committee awarded to Mr. Deromedi 150,090 shares of restricted stock that will vest after three years.

As a result of these compensation actions, Mr. Deromedi's long-term incentive compensation ranks in the fourth quartile and total compensation (total cash compensation plus all long-term incentive compensation) ranks in the third quartile of the compensation survey group based upon the latest available data.

Policy With Respect To Qualifying Compensation for Deductibility and Other Matters

The Company's ability to deduct compensation it pays to covered officers is generally limited, under Section 162(m) of the Internal Revenue Code, to $1,000,000 annually. However, performance-based compensation is not subject to this limitation, provided certain conditions are satisfied. Annual incentive awards granted by the Committee for covered officers in 2004 were subject to, and made in accordance with, arrangements implemented by the Committee and intended to qualify for Section 162(m)'s performance-based compensation exemption, so that such payments would be fully tax-deductible.

Generally, the Company's policy is to preserve the federal income tax deductibility of compensation it pays. Accordingly, the Committee has taken appropriate actions, to the extent the Committee believes feasible, to preserve the deductibility of annual incentive, long-term incentive, and stock option awards. However, the Committee has authorized, and will continue to retain the authority to authorize, payments that may not be deductible if the Committee believes that they are in stockholders' and the Company's best interests. Compensation paid to the Company's covered officers may exceed the $1,000,000 deductibility limit because of certain elements of their annual compensation, such as perquisites, restricted stock awards and cash dividends thereon, payments related to reductions in unfunded retirement benefits, tax reimbursements, and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers.

Compensation Committee:

W. James Farrell, Chair
Jan Bennink
John C. Pope
Deborah C. Wright

The information contained in the report above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation							Awards			Payouts
Securities Underlying Options
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Awards(1)	Kraft Foods	Altria Group(2)	LTIP(3)		All Other Compensation(4)
		$		$		$		$	Shs.	Shs.	$		$
Roger K. Deromedi Chief Executive Officer	2004 2003 2002	1,137,292 924,848 881,058		1,800,000 900,000 980,000		215,691 14,229 97,225	(5) (5) (5)(6)	6,426,000 2,008,799 -0-	-0- -0- -0-	175,277 40,735 9,319	-0- 3,700,000 -0-		247,657 113,485 79,861
Marc S. Firestone(7) Executive Vice President, General Counsel & Corporate Secretary	2004 2003	581,538 213,231		385,000 355,000		4,865 -0-	(5)(6)	698,185 -0-	-0- -0-	76,235 -0-	-0- 925,000		78,977 13,756
Betsy D. Holden President, Global Marketing & Category Development	2004 2003 2002	991,731 937,933 881,058		800,000 800,000 1,160,000		23,932 24,681 12,790	(5) (5) (5)	3,301,679 2,008,799 -0-	-0- -0- -0-	53,327 42,297 31,313	-0- 3,500,000 -0-		181,667 122,173 72,768
David S. Johnson President, North America Commercial	2004 2003 2002	620,923 521,808 449,058		575,000 460,000 480,000		7,361 7,303 5,239	(5) (5) (5)	2,603,815 901,306 -0-	-0- -0- -0-	44,719 26,379 21,088	-0- 1,300,000 -0-		114,560 58,127 31,456
Hugh H. Roberts President, International Commercial	2004 2003 2002	543,192 455,085 437,423		360,000 340,000 265,000		24,670 658,488 10,730	(5)(6) (5)(6) (5)(6)	2,454,089 681,035 -0-	-0- -0- -0-	78,906 -0- -0-	-0- 900,000 -0-		96,949 41,457 41,508
Franz-Josef Vogelsang Executive Vice President, Global Supply Chain	2004 2003 2002	684,750 631,737 607,163	(8) (8) (8)	662,661 463,863 526,724	(8) (8) (8)	1,067,696 132,276 758,147	(6)(8) (6)(8) (6)(8)	797,788 706,312 -0-	-0- -0- -0-	-0- -0- -0-	-0- 1,312,069 -0-	(8)	28,601 9,389 12,313

(1) The restricted stock values shown are based on the closing price of the Company's Class A Common Stock on the January 27, 2004 and January 28, 2003 grant dates, for the 2004 and 2003 grants, respectively. On December 31, 2004, Mr. Deromedi, Mr. Firestone, Ms. Holden, Mr. Johnson, Mr. Roberts, and Mr. Vogelsang held shares of restricted stock or deferred stock, with a value at such date as follows: Mr. Deromedi, 255,630 shares, $9,102,984; Mr. Firestone, 21,730 shares, $773,805; Ms. Holden, 158,390 shares, $5,640,268; Mr. Johnson, 106,000 shares, $3,774,660; Mr. Roberts, 95,240 shares, $3,391,496; and Mr. Vogelsang, 44,390 shares, $1,580,728. On January 25, 2005, each of the named executive officers received restricted stock of the Company, with a value at such date as follows: Mr. Deromedi, 150,090 shares, $4,957,473; Mr. Firestone, 22,520 shares, $743,836; Ms. Holden, 36,020 shares, $1,189,741; Mr. Johnson, 36,020 shares, $1,189,741; Mr. Roberts, 27,020 shares, $892,471; and Mr. Vogelsang, 30,020 shares, $991,561. Cash dividends (or dividend equivalents) on shares of restricted stock (or deferred stock) are paid at the same times and in the same amounts as on other shares of Class A Common Stock.

(2) Represents Altria Group EOSO grants. EOSOs do not become exercisable until six months following their grant and are subject to forfeiture if the executive does not hold the net shares received upon exercise for a period of one year following such exercise of the underlying option. EOSO grants relate to Altria options granted to Company executives prior to the June 13, 2001, initial public offering.

(3) Values reflected in 2003 represent payment upon completion of the 2001-2003 performance cycle of the Long-Term Incentive Plan.

(4) The amounts in this column consist of matching contribution allocations to defined contribution plans for 2004, and dividends or dividend equivalents paid on restricted or deferred stock awards granted in previous years on either Company or Altria Group Common Stock to the named executives.

The Company has made available funding payments to certain executives with vested accrued benefits under non-qualified supplemental retirement plans. During 2004, the following amounts, less applicable tax withholding, were made available to the named executive officers to provide funding for matching contribution allocations under the Company's non-qualified supplemental defined contribution plan in prior years and for earnings through May 31, 2004 on such allocations: Mr. Deromedi, $178,601; Ms. Holden, $69,178; Mr. Johnson, $64,678; and Mr. Roberts, $79,128. For Mr. Firestone, the amount does not include a funding payment made in regard to his Altria Group Deferred Profit Sharing Plan benefit of $2,487 in 2004, as the Company was reimbursed for such payment by Philip Morris International Inc. in connection with a prior international assignment while Mr. Firestone was an employee of Phillip Morris International Inc. The funding of these amounts is not intended to increase total promised benefits.

During 2004, in aggregate, dividends or dividend equivalents were paid to each of the named executives at the same times and in the same amounts as other stockholders based on the number of restricted or deferred shares of the Company's Class A Common Stock held on each of the quarterly record dates as follows: Mr. Deromedi, $154,444; Mr. Firestone, $12,278; Ms Holden, $99,504; Mr. Johnson, $64,383; Mr. Roberts, $57,205; and Mr. Vogelsang, $28,601. In addition, during 2004 Mr. Firestone received $56,037 in dividend payments related to restricted shares of Altria Group Common Stock he was previously granted as an employee of Philip Morris International Inc.

(5) The 2004 amount shown for Mr. Deromedi includes $157,838 for the incremental cost of personal travel on Company aircraft. For reasons of security and personal safety, the Company requires Mr. Deromedi to use Company aircraft for all travel. The incremental cost of personal use of Company aircraft includes the cost of trip-related crew hotels and meals, in flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included.

This figure also includes reimbursement for taxes on a portion of the earnings on assets held in individual trusts for Mr. Deromedi, Ms. Holden, and Mr. Johnson, and reimbursement for taxes on a portion of similar earnings assumed on payments made with respect to non-qualified retirement benefits for Mr. Roberts. These trust assets (and the payments for Mr. Roberts) and earnings thereon offset amounts otherwise payable by the Company for vested benefits under non-qualified supplemental retirement plans and are not intended to increase total promised benefits. For 2004, the amounts reimbursed for taxes were as follows: Mr. Deromedi, $28,393; Ms. Holden, $23,165; Mr. Firestone, $4,865; Mr. Johnson, $6,594; and Mr. Roberts, $24,670.

(6) Includes tax equalization payments or reimbursements in connection with prior international assignments for Mr. Deromedi and Mr. Roberts, and a current international assignment for Mr. Vogelsang. These payments or reimbursements are made pursuant to a policy that is designed to facilitate the assignment of employees to positions in other countries by covering taxes over and above those that employees accepting international assignments would have incurred had they remained in their home countries. Tax equalization payments made by the Company or its subsidiaries for Mr. Deromedi totaled $82,448 in 2002. Tax equalization payments made by the Company or its subsidiaries for Mr. Roberts totaled $645,739 in 2003. Differences in taxable periods used by taxing jurisdictions, time lags in tax determinations or in the availability of tax credits or refunds, or other factors in some instances create circumstances in which tax equalization payments are recovered by the Company in a different year. Thus, in 2004 and 2002, amounts deducted or received from Mr. Roberts exceeded the Company's payments to taxing authorities on his behalf by $105,871 and $753,341, respectively. Tax equalization payments made by the Company or its subsidiaries for Mr. Vogelsang totaled $1,067,696 in 2004, $132,276 in 2003, and $758,147 in 2002 in connection with his current international assignment. For Mr. Firestone, the amount does not include tax equalization payments made by the Company or its subsidiaries in 2004 of $16,029, as the Company was reimbursed for such payments by Philip Morris International Inc. in connection with a prior international assignment while Mr. Firestone was an employee of Philip Morris International Inc.

(7) Mr. Firestone began his employment with the Company on August 5, 2003.

(8) For consistency, these amounts have all been converted from Swiss Francs and British Pounds Sterling to U.S. dollars based on December 31, 2004 currency translation rates of 1.1318 and 0.51916, respectively.

2004 Altria Group Executive Ownership Stock Option Grants (EOSOs)

Name	Grant Date	Number of Shares Underlying Options Granted(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(2)	Exercise Price	Expiration Date	Grant Date Present Value(3)	Value at December 31, 2004(4)
Roger K. Deromedi	February 6, 2004 August 11, 2004 August 11, 2004 August 11, 2004	67,902 31,263 29,863 46,249	4.0 1.9 1.8 2.8%	$55.005 47.030 47.030 47.030	January 26, 2010 June 24, 2005 June 23, 2006 January 26, 2010	$869,560 119,302 243,019 462,893	$413,863 439,870 420,172 650,723
Marc. S. Firestone	February 4, 2004 February 4, 2004 August 27, 2004 August 27, 2004	12,282 34,859 22,284 6,810	0.7 2.1 1.3 0.4	55.055 55.055 49.105 49.105	June 24, 2005 June 23, 2006 June 23, 2006 January 26, 2010	118,091 356,587 190,254 73,017	74,245 210,723 267,297 81,686
Betsy D. Holden	May 21, 2004 May 21, 2004	23,186 30,141	1.4 1.8	49.610 49.610	June 23, 2008 June 29, 2009	233,630 332,168	266,407 346,320
David S. Johnson	May 18, 2004 November 8, 2004 November 19, 2004 November 23, 2004	17,937 3,979 8,798 14,005	1.1 0.2 0.5 0.8	49.915 54.545 57.915 57.155	June 29, 2009 June 22, 2007 June 22, 2007 January 31, 2011	199,527 43,544 103,948 167,399	200,625 26,082 28,022 55,250
Hugh H. Roberts	October 20, 2004 October 20, 2004 October 20, 2004	22,925 17,661 38,320	1.4 1.1 2.3	47.330 47.330 47.330	June 24, 2005 June 23, 2006 January 26, 2010	66,879 110,192 365,657	315,677 243,192 527,666

(1) Represents Altria Group EOSO grants that do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net shares received upon exercise for a period of one year following such exercise of the underlying option.

(2) Includes those options granted by Altria Group to its employees and employees of its wholly owned and majority-owned subsidiaries.

(3) In accordance with Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. Stock options granted by Altria Group are long-term, non-transferable, and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on the monthly closing stock prices and dividends for the five-year period preceding the grant dates, the dividend yield was based on an annual dividend rate applicable at the time of each individual grant, the risk-free rate of return represents the rate of a United States Treasury Note on the date of grant with a maturity date corresponding to the term of the option, and an estimated time period equal to the lesser of the option term or five years was used. The following assumptions were used in the table:

Black-Scholes Model Assumptions
Stock Option Grant	Expiration Date	Volatility	Dividend Yield	Risk-Free Rate of Return	Time Period
Roger K. Deromedi	January 26, 2010 June 24, 2005 June 23, 2006 January 26, 2010	38.026 26.758 40.188 37.197%	4.95 5.78 5.78 5.78%	3.07 1.96 2.45 3.47%	5.0 years 0.9 years 1.9 years 5.0 years
Marc S. Firestone	June 24, 2005 June 23, 2006 June 23, 2006 January 26, 2010	44.176 38.811 40.188 37.197	4.94 4.94 5.54 5.54	1.44 1.94 2.43 3.47	1.4 years 2.4 years 1.8 years 5.0 years
Betsy D. Holden	June 23, 2008 June 29, 2009	35.779 36.833	5.48 5.48	3.51 3.85	4.1 years 5.0 years
David S. Johnson	June 29, 2009 June 22, 2007 June 22, 2007 January 31, 2011	36.833 39.879 39.879 34.140	5.45 5.35 5.04 5.11	3.85 3.00 2.99 3.53	5.0 years 2.6 years 2.6 years 5.0 years
Hugh H. Roberts	June 24, 2005 June 23, 2006 January 26, 2010	23.142 33.332 37.033	6.17 6.17 6.17	2.12 2.47 3.35	0.7 years 1.7 years 5.0 years

The use of different assumptions can produce significantly different estimates of the present value of options. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately represent present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the common stock over the exercise price on the date the option is exercised.

(4) Based on the closing price of Altria Group common stock of $61.10 on December 31, 2004.

2004 Kraft Foods Stock Option Exercises and Year-End Values

			Total Number of Shares Underlying Unexercised Options Held at December 31, 2004
					Total Value of Unexercised In-the-Money Options Held at December 31, 2004(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger K. Deromedi	-0-	$-0-	279,569	139,785	$1,288,813	$644,409
Marc S. Firestone	-0-	-0-	5,970	-0-	27,522	-0-
Betsy D. Holden	-0-	-0-	279,569	139,785	1,288,813	644,409
David S. Johnson	-0-	-0-	67,756	38,714	312,355	178,472
Hugh H. Roberts	-0-	-0-	61,296	38,714	282,575	178,472
Franz-Josef Vogelsang	-0-	-0-	51,536	29,034	237,581	133,847

(1) Based on the closing price of the Company's Class A Common Stock of $35.61 on December 31, 2004.

2004 Altria Group Stock Option Exercises and Year-End Values

			Total Number of Shares Underlying Unexercised Options Held at December 31, 2004
					Total Value of Unexercised In-the-Money Options Held at December 31, 2004(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger K. Deromedi	256,055	$6,799,979	435,815	107,375	$7,292,106	$1,510,765
Marc S. Firestone	106,328	2,262,167	286,452	29,094	4,283,012	348,983
Betsy D. Holden	60,403	587,875	306,800	-0-	4,528,600	-0-
David S. Johnson	51,403	601,992	83,017	26,782	1,118,475	109,354
Hugh H. Roberts	110,530	2,472,199	112,410	78,906	2,178,177	1,086,536
Franz-Josef Vogelsang	-0-	-0-	136,790	-0-	2,956,507	-0-

(1) Based on the closing price of Altria Group common stock of $61.10 on December 31, 2004.

Long-Term Incentive Plan: 2004 - 2006 Cycle(1)

			Estimated Future Payouts(2)
Name	Performance Period	Threshold	Target	Maximum
Roger K. Deromedi	3 years	$-0-	$8,250,000	$13,500,000
Marc S. Firestone	3 years	-0-	1,260,000	13,500,000
Betsy D. Holden	3 years	-0-	5,730,000	13,500,000
David S. Johnson	3 years	-0-	2,250,000	13,500,000
Hugh H. Roberts	3 years	-0-	1,968,750	13,500,000
Franz-Josef Vogelsang(3)	3 years	-0-	2,567,812	13,500,000

(1) Awards are expressed as a percentage of year-end base salary for each year of the three-year performance cycle commencing on January 1, 2004 and ending on December 31, 2006.

(2) As future payments are based on base salary at the end of each year in the performance cycle, the amount of the target award is not presently determinable. However, an estimate is provided based on the assumption that the base salary as of December 31, 2004 is earned each year of the three-year performance cycle. Target awards, expressed as a percentage of year-end base salary are as follows: Mr. Deromedi, 250%; Mr. Firestone, 75%; Ms. Holden, 200%; and Messrs. Johnson, Roberts, and Vogelsang, 125%.

(3) These amounts have been converted from Swiss Francs to U.S. dollars based on a currency translation rate of 1.1318, the rate in effect as of December 31, 2004.

Pension Plan Table—Kraft Foods Inc. Retirement Plan

Five-Year Average Annual Compensation
	Years of Service(1)
	5	10	15	20	25	30	35
$500,000	$40,962	$82,012	$123,018	$164,024	$205,030	$246,036	$258,272
750,000	61,899	123,887	185,831	247,774	309,718	371,661	390,147
1,000,000	82,837	165,762	248,643	331,524	414,405	497,286	522,022
1,250,000	103,774	207,637	311,456	415,274	519,093	622,911	653,897
1,500,000	124,712	249,512	374,268	499,024	623,780	748,536	785,772
1,750,000	145,649	291,387	437,081	582,774	728,468	874,161	917,647
2,000,000	166,587	333,350	499,893	666,524	833,155	999,786	1,049,522
2,250,000	187,524	375,137	562,706	750,274	937,843	1,125,411	1,181,397
2,500,000	208,462	417,012	625,518	834,024	1,042,530	1,251,036	1,313,272
2,750,000	229,399	458,887	688,331	917,774	1,147,218	1,376,661	1,445,147
3,000,000	250,337	500,762	751,143	1,001,524	1,251,905	1,502,286	1,577,022
3,250,000	271,274	542,637	813,956	1,085,274	1,356,593	1,627,911	1,708,897
3,500,000	292,212	584,512	876,768	1,169,024	1,461,280	1,753,536	1,840,772

(1) At February 1, 2005, the accredited service was 16.7 years for Mr. Deromedi, 20.7 years for Ms. Holden, 18.7 years for Mr. Johnson, 1.4 years for Mr. Firestone, and 29.7 years for Mr. Roberts.

Mr. Deromedi, Mr. Firestone, Ms. Holden, Mr. Johnson, and Mr. Roberts participate in the tax-qualified Kraft Foods Retirement Plan and a non-qualified supplemental pension plan. These plans provide for fixed retirement benefits in relation to the participant's years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five full consecutive years out of the 10 years preceding retirement) and applicable Social Security covered compensation amount. The fixed retirement benefit is also dependent upon the periods of service before January 1, 1989 (for former Kraft Foods Inc. participants) or January 1, 1991 (for former General Foods Corporation participants) in which the participant elected to make contributions. Allowances are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Annual compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 2004, five-year average annual compensation was $1,688,117 for Mr. Deromedi; $1,598,929 for Ms. Holden; $828,435 for Mr. Johnson; $902,590 for Mr. Firestone; and $747,640 for Mr. Roberts. Mr. Firestone's final average compensation includes compensation earned as an employee of Philip Morris International Inc.

The above table provides examples of annual pension benefits payable under these plans. The examples, which assume retirement at the normal retirement age of 65, are based on the Social Security-covered compensation amount in effect for an employee attaining age 65 in calendar year 2005. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributed in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service. The Company has made available funding payments to certain executives with vested accrued benefits under non-qualified supplemental retirement plans. During 2004, amounts, less applicable tax withholding, were deposited in individual trusts for Mr. Deromedi and Mr. Roberts with respect to the present value of projected benefits expected to be earned through December 31, 2004 under the non-qualified supplemental pension plan. The amounts are as follows: Mr. Deromedi, $2,619,607 (including the additional non-qualified supplemental benefit in connection with Mr. Deromedi's previous pension benefit earned at General Foods Corporation); and Mr. Roberts, $448,453. No funding payments were made to the other covered officers in 2004. These amounts offset benefits previously accrued and are not intended to increase total promised benefits.

In recognition of Mr. Deromedi's promotion to Chief Executive Officer of the Company, and in connection with his previous pension benefit earned at General Foods Corporation, the Company has agreed to use his final average earnings at retirement for purposes of calculating this benefit. Based on his year-end 2004 salary and his annual bonus amount paid in 2004, and assuming retirement from the Company at age 65, he would receive an annual non-qualified supplemental benefit payable as a single life annuity of $349,443. This benefit is in addition to the Kraft Foods Inc. Retirement Plan benefits reflected in the table above.

Pension Plan Table—Kraft Foods Switzerland Pension Fund

	Years of Service(1)
Final Annual Compensation
	10	15	20	25	30
$100,000	$14,270	$21,405	$28,539	$35,674	$42,809
200,000	32,773	49,160	65,546	81,933	98,319
300,000	51,276	76,914	102,553	128,191	153,829
400,000 and above	75,876	113,815	151,753	189,691	227,629

(1) At February 1, 2005, Mr. Vogelsang had accredited service of 7.2 years in the Kraft Foods Switzerland Pension Fund.

Mr. Vogelsang participates in the Kraft Foods Switzerland Pension Fund. The Kraft Foods Benefits Plan in Switzerland is a contributory plan providing benefits related to the participant's years of accredited service and final covered compensation as illustrated by the above table. Benefits are payable upon retirement at the normal retirement age of 65 for men and 63 for women, and at earlier ages, in the form of a pension or half pension and half lump sum. Currently, covered compensation is determined as salary above 1.0 times the expected Social Security Pension (25,800 Swiss Francs, or $22,796 for 2005) up to a salary of 490,000 Swiss Francs ($432,939), resulting in an amount below the minimum pensionable salary of 465,200 Swiss Francs ($411,027), which is a guaranteed insured salary. Due to this limitation, at December 31, 2004, final covered compensation for Mr. Vogelsang was 465,200 Swiss Francs ($411,027) converted from Swiss Francs to U.S. dollars based on a December 31, 2004 currency translation rate of 1.1318.

Mr. Vogelsang is also eligible to receive a retirement benefit under the retirement plan of a German subsidiary of the Company. Upon retirement at age 60, he would receive, in addition to the retirement allowance payable under the Swiss plan, an annual benefit of 99,727 euros ($136,027), converted from euros to U.S. dollars based on a currency translation rate of 0.73314, as of December 31, 2004.

Employment Contracts, Termination of Employment and Change of Control Arrangements

In December 2003, the Company entered into an agreement with Ms. Holden that states that should she be involuntarily terminated for reasons other than for cause, or assigned to a position with materially fewer responsibilities, prior to January 1, 2007, she would receive severance payments equal to two years of base salary. In addition, five years would be added to her age and service for purposes of eligibility with respect to pension and post-retirement health and welfare benefits. The additional years of service will not be credited to Ms. Holden for purposes of calculating her pension benefit.

2005 PERFORMANCE INCENTIVE PLAN

Introduction

On February 28, 2005, the Board adopted the 2005 Performance Incentive Plan (the "2005 Plan"), subject to approval of the Company's stockholders. A copy of the 2005 Plan is attached as Exhibit E. The 2005 Plan is intended to replace the Company's 2001 Performance Incentive Plan (the "2001 Plan"). As of February 28, 2005, awards representing approximately 32.0 million shares were outstanding under the 2001 Plan. No new awards will be granted under the 2001 Plan subsequent to the 2005 Annual Meeting of Stockholders. If approved, the 2005 Plan would permit the Company to grant to certain salaried employees awards of stock options, stock appreciation rights, restricted stock, restricted and deferred stock units, and other awards based on Class A Common Stock, as well as performance-based annual and long-term incentive awards. As further described in "Summary of the 2005 Plan" below, the 2005 Plan is similar to the 2001 Plan. The 2005 Plan is being proposed to provide the Compensation Committee with the continued ability to grant restricted stock and other stock-based awards on an annual basis and the additional flexibility to continue to offer competitive levels of awards in the event of a corporate restructuring. The principal changes reflected in the 2005 Plan are as follows:

•
Increases the number of shares that may be granted as restricted stock or restricted stock units to support the Company's current annual grant practice;

•
Increases the number of shares available for future grant to ensure that the Compensation Committee has the flexibility to grant additional options or other stock-based awards in order to preserve the value of Altria Group options or other stock-based awards previously granted by Altria Group to Company employees in the event of a corporate restructuring as a result of which the Company and Altria Group are no longer affiliated;

•
Provides the Compensation Committee with the ability to grant Company stock-based awards to employees or former employees of Altria Group in the event of the Company's ceasing to be a subsidiary of Altria; and

•
Ensures that the Compensation Committee has the ability to grant options or other awards that could have grant prices below the fair market value on the date of grant in order to preserve existing gain under options or similar awards previously granted by another entity, including Altria Group, which would otherwise be lost, but only in the event of a corporate transaction or restructuring.

Your Board believes that the 2005 Plan, like the 2001 Plan, will form an important part of the Company's overall compensation program. The 2005 Plan will support the Company's ongoing efforts to develop and retain world-class leaders and will give the Company the ability to provide those employees with incentives that are directly linked to the profitability of the Company's businesses and increases in stockholder value.

Summary of the 2005 Plan

The following general description of material features of the 2005 Plan is qualified in its entirety by reference to the provisions of the 2005 Plan set forth in Exhibit E.

Eligibility and Limits on Awards.    Salaried employees of the Company, its subsidiaries, and its affiliates who are responsible for or contribute to the management, growth, and profitability of the Company, its subsidiaries, and affiliates will be eligible to receive awards under the 2005 Plan. Approximately 2,900 employees, including 28 officers, could be eligible to participate in the 2005 Plan. The Compensation Committee has not made a determination as to which of these employees will receive awards under the 2005 Plan. Employees of Altria Group and its subsidiaries, other than the Company and the Company's subsidiaries, are not eligible to be granted awards under the 2005 Plan, except that employees and former employees of Altria Group and its subsidiaries will be eligible to be granted awards under the 2005 Plan in connection with any event as a result of which the Company ceases to be a subsidiary of Altria Group.

Under the 2005 Plan, no employee may receive awards of stock options and stock appreciation rights ("SARs") that total more than 3,000,000 shares in any 2005 Plan year. No employee may receive awards of restricted stock, restricted or deferred stock units, or other awards not based on Spread Value (as defined in the 2005 Plan) that total more than 1,000,000 shares in any 2005 Plan year. The value of an employee's annual incentive award may not exceed $10,000,000; and individual long-term incentive awards are limited to 400,000 shares times the number of years in the applicable performance cycle and, in the case of awards expressed in U.S. currency, $8,000,000 times the number of years in the applicable performance cycle.

Administration.    The Compensation Committee or a subcommittee thereof will administer the 2005 Plan. The Compensation Committee will select the eligible employees to receive grants and set the terms of awards, including any performance goals applicable to annual and long-term incentive awards. The Compensation Committee has the authority to permit or require the deferral of payment of awards. The Compensation Committee may delegate its authority under the 2005 Plan to officers of the Company, subject to its guidelines, with respect to awards to be granted to employees who are not "executive officers" of the Company.

Shares Reserved for Awards.    The number of shares of Class A Common Stock reserved and available for awards under the 2005 Plan will be 150,000,000. If any award under the 2005 Plan is exercised or cashed out, terminates or expires, or is forfeited, without payment being made in the form of Class A Common Stock, the shares subject to such award will again be available for distribution under the 2005 Plan, as will shares that are used by an employee to pay withholding taxes or as payment for the exercise price of an award. If an SAR or similar award based on the Spread Value of shares of Common Stock is exercised, only the number of shares of Common Stock issued, if any, will be considered delivered for purposes of determining the number of shares remaining available under the 2005 Plan. No more than 45,000,000 of the shares issuable under the 2005 Plan may be awarded as restricted stock or pursuant to incentive awards or "other stock-based awards" (as discussed on page 30 and excluding from this limitation such awards the value of which is based solely on Spread Value). Stock options may be exercised by tendering Class A Common Stock to the Company in full or partial payment of the exercise price.

In the event of any transaction or event that affects Class A Common Stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, or issuance of rights or warrants, or in the event that the Company ceases to be a subsidiary of Altria Group, the Compensation Committee is authorized to make adjustments or substitutions with respect to the 2005 Plan or the 2001 Plan and awards granted thereunder. The permitted adjustments are only those the Compensation Committee determines are appropriate to reflect the occurrence of such transaction or event, including but not limited to adjustments in the number and kind of securities reserved for issuance; in the award limits on individual awards; in the performance goals or performance cycles of any outstanding awards; and to the number and kind of securities subject to outstanding awards; and, if applicable, to the grant amounts, exercise prices or Spread Value of such awards. The Compensation Committee also may make awards in substitution of awards held by individuals who become employees of the Company, a subsidiary or an affiliate in connection with any such transactions. Notwithstanding the generally applicable provisions of the 2005 Plan, such substituted awards may be on such terms as the Compensation Committee deems appropriate.

In connection with events described in the previous paragraph, the Compensation Committee is authorized, with respect to the 2001 Plan and the 2005 Plan:

  •
  to grant awards (including stock options, SARs, and other stock-based awards) with a grant price that is less than fair market value on the date of grant (notwithstanding the general rule that options, SARs, and other stock-based awards may not have a grant price less than fair market value), in order to preserve an existing gain under any similar type of award previously granted by the Company or another entity;

  •
  to cancel or adjust the terms of an outstanding award (except as otherwise provided under an award agreement), if appropriate to reflect a substitution of an award of equivalent value granted by another entity;

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  to make certain adjustments in connection with a spin-off or similar transaction, including (i) imposing restrictions on a distribution with respect to restricted stock or similar awards and (ii) substitution of comparable stock options to purchase the stock of another entity or substitution of comparable stock appreciation rights, restricted stock units, deferred stock units, or other stock-based awards denominated in the stock of another entity (in which case such stock of another entity will be treated in the same manner as Class A Common Stock under the 2005 Plan), which may be settled in various forms, as determined by the

    Committee, including cash, Class A Common Stock, stock of another entity or other securities or property; and

  •
  to provide for payment of outstanding awards in cash (including cash in lieu of fractional awards).

Any adjustments, substitutions, or other actions described above that are made or taken in connection with corporate transactions or events described above and that affect outstanding awards previously granted under the 2001 Plan shall be deemed made pursuant to the 2001 Plan and from shares of Class A Common Stock reserved under the 2001 Plan rather than from those available for awards under the 2005 Plan.

Annual and Long-Term Incentive Awards.    Annual and long-term incentive awards may be granted under the 2005 Plan. These awards will be earned only if corporate, business unit or individual performance objectives over the performance cycles established by or under the direction of the Compensation Committee are met. The performance objectives may vary from employee to employee, group to group, and period to period. The performance objectives for awards that are intended to constitute "qualified performance-based compensation" (see discussion below under the heading "United States Federal Income Tax Consequences") will be based upon one or more of the following: earnings per share, total stockholder return, return on equity, return on capital, net earnings, adjusted net earnings, cash flow, operating companies income, or "Economic Value Added", as defined in the 2005 Plan. Awards may be paid in the form of cash, shares of Class A Common Stock, or in any combination thereof, as determined by the Committee.

Stock Options.    The 2005 Plan permits the granting to eligible employees of incentive stock options ("ISOs"), which qualify for special tax treatment, and non-qualified stock options. The option grants may include executive ownership stock options to an eligible employee who tenders mature shares of Class A Common Stock already owned by the employee for at least six months to pay for all or a portion of the exercise price of a stock option and/or to cover minimum-required withholding tax liabilities, including Social Security and Medicare, resulting from the exercise of the stock option. An executive ownership stock option will entitle the employee to acquire shares of Class A Common Stock equal to the number of mature shares tendered to pay the exercise price and/or withholding tax liabilities. The exercise price for any stock option will not be less than the fair market value of Class A Common Stock on the date of grant. No stock option may be exercised more than 10 years after the grant date.

SARs.    SARs may also be granted either singly or in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in any combination of cash or shares of Class A Common Stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the Class A Common Stock on the date of grant.

Restricted Stock.    Shares of restricted Class A Common Stock may also be awarded. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the applicable restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient's employment terminates before the award vests. Except as specified in the applicable restricted stock award agreement, the holder of a restricted stock award will have all the rights of a holder of Class A Common Stock on his or her restricted shares.

Restricted Stock Units and Deferred Stock Units.    Restricted stock units and deferred stock units may be granted under the 2005 Plan. Restricted stock units and deferred stock units represent the right to receive shares of Class A Common Stock, cash, or a combination of both, upon satisfaction of conditions set forth in the applicable award agreement. Restricted and deferred stock unit awards may be forfeited if, for example, the recipient's employment terminates before the award vests. Except as specified in the applicable award agreement, the recipient will have none of the rights of a holder of Class A Common Stock unless and until shares of Class A Common Stock are actually delivered in satisfaction of such units.

Other Stock-Based Awards.    The 2005 Plan also provides for awards that are denominated in, valued by reference to, or otherwise based on or related to, Class A Common Stock. These awards may include, without limitation, performance shares that entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Class A Common Stock or the cash equivalent thereof. When the value of such stock-based award is based on the difference between the fair market value of the shares covered by such award and the exercise price, the grant price for the award will not be less than the fair market value of Class A Common Stock on the date of grant.

Change in Control Provisions.    The 2005 Plan provides that, in the event of a "Change in Control" (as defined in the 2005 Plan), all stock options and SARs will become fully vested and immediately exercisable; the restrictions applicable to outstanding restricted stock, restricted and deferred stock units, and other stock-based awards will lapse; and, unless otherwise determined by the Compensation Committee, the value of outstanding stock options, SARs, restricted stock, restricted and deferred stock units, and other stock-based awards will be cashed out on the basis of the "Change in Control Price" (as defined in the 2005 Plan). In addition, outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle. The Compensation Committee may also make certain adjustments and substitutions in connection with a Change in Control or similar events as described in the section captioned "Shares Reserved for Awards".

United States Federal Income Tax Consequences

Nonqualified Stock Options.    Nonqualified stock options granted under the 2005 Plan will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income.

Incentive Stock Options.    An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of Class A Common Stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee as a business expense in the year of the disqualifying disposition.

SARs.    To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by the SAR, payments made in stock are normally includable in the employee's gross income for regular income tax purposes. The Company will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the shares on the date of exercise.

Restricted Stock.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock. The employee may, however, make an election to include the value of the shares in gross income in the year of grant despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

Restricted Stock Units/Other Stock-Based Awards/Incentive Awards.    Any cash payments or the fair market value of any Class A Common Stock or other property an employee receives in connection with restricted stock units, other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deferred Compensation.    Any deferrals made under the 2005 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. The Company intends to structure any deferrals and awards under the 2005 Plan to meet the applicable tax law requirements.

Deductibility of Awards.    Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." Assuming stockholder approval of the 2005 Plan, the Company believes that awards of stock options, SARs and certain other "performance-based compensation" awards under the 2005 Plan will qualify for the performance-based compensation exception to the deductibility limit. State tax consequences may in some cases differ from those described above. Awards under the 2005 Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Tax Consequences.    The foregoing discussion does not address the possible tax consequences under local, state, or foreign tax laws or guidance that may be issued by the Treasury Department under Section 409A of the Internal Revenue Code.

Other Information

If approved by stockholders, the 2005 Plan will become effective on May 1, 2005. No awards will be made under the 2005 Plan after May 1, 2010. Any awards granted before May 1, 2010 may extend beyond that date. The Board may amend the 2005 Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if the proposed amendment would: (i) decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant other than as described in "Shares Reserved for Awards"; or (ii) increase the number of shares that may be distributed under the 2005 Plan.

The 2005 Plan provides that an award may not be transferred except in the event of the employee's death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Compensation Committee, provided that no such amendment may materially and adversely affect an award without the award recipient's consent. Awards under the 2005 Plan may earn dividends or dividend equivalents, as determined by the Compensation Committee.

The 2005 Plan constitutes an "unfunded" plan for incentive and deferred compensation. The 2005 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company's obligations.

On March 2, 2005, the closing price of the Company's Class A Common Stock, as reported by the NYSE, was $33.55 per share.

The Board recommends a vote FOR the approval of the 2005 Performance Incentive Plan, and proxies received by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

STOCKHOLDER PROPOSAL

REPORT ON IMPACTS OF GENETICALLY ENGINEERED PRODUCTS

The Missionary Oblates of Mary Immaculate, 391 Michigan Avenue, NE, Washington, DC 20017, claiming beneficial ownership of 6,800 shares of Class A Common Stock; Society of the Holy Child Jesus, 460 Shadeland Avenue, Drexel Hill, PA 19026, claiming ownership of 85,000 shares of Class A Common Stock; The Basilian Fathers of Toronto, 15015 Piedmont, Detroit, MI 48223, claiming ownership of 5,400 shares of Class A Common Stock; and Green Century Capital Management, Inc., 29 Temple Place, Suite 200, Boston, MA 02111, claiming ownership of 90 shares of Class A Common Stock, submitted the proposal set forth below.

RESOLVED:

Shareholders request that an independent committee of the Board review Company policies and procedures for monitoring genetically engineered (GE) products and report (at reasonable cost and omitting proprietary information) to shareholders, within six months of the annual meeting on the results of the review, including: (i) the scope of Company products that are genetically engineered; (ii) the environmental impacts of continued use of GE products sold or manufactured by the Company; (iii) contingency plans for removing GE seed and other GE products from the ecosystem should circumstances so require; (iv) evidence of independent long term safety testing/demonstrating that GE crops, organisms, or products thereof are actually safe for humans, animals, and the environment.

Supporting Statement:

Indicators that genetically engineered organisms MAY be harmful to humans, animals, or the environment include:

•
The report Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences [NAS] 7/2004) states:... "there remain sizable gaps in our ability to identify compositional changes that result from genetic modification of organisms intended for food; to determine the biological relevance of such changes to human health; to devise appropriate scientific methods to predict and assess unintended adverse effects on human health." (p. 15)

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The study Gone to Seed, (Union of Concerned Scientists, 3/2004), found that genetically engineered DNA is contaminating U.S. traditional seeds (corn, soybean, canola), and that if left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials into the food supply.

The FDA does not require producers of GE food products to seek prior FDA approval of finished GE food products; producers of GE-products are merely encouraged to have voluntary safety consultation with the FDA. The testing protocol on foods derived from biotechnology adopted in 2003 by the Joint UN FAO/WHO Codex Alimentarius Commission is not required by the FDA to assess GE foods on the U.S. market.

No post-marketing surveillance is in effect to verify pre-market screening for unanticipated adverse health consequences from the consumption of GE food. (NAS 7/2004)

European Union rules require traceability of food and feed ingredients to their source materials, and labeling of food containing more than 0.9% GE ingredients.

Insurers in Germany, the UK and elsewhere are refusing liability coverage for genetically engineered crops, an example of heightened concern about the long-term safety of GE crops.

Weed resistance to the herbicide used widely by farmers who plant genetically engineered herbicide resistant crops, is increasing. (Agriculture Research Service 8/24/04).

In December 2002, StarLink corn, not approved for human consumption, was detected in a U.S. corn shipment to Japan. StarLink first contaminated U.S. corn supplies in September 2000, triggering a recall of 300 products.

An August-September 2004 survey of 1,194 grain elevators across the United States conduct by the American Corn Growers Foundation Farmer Choice-Customer First program found that nearly one-quarter (23.7%) reported that they require segregation of biotech corn from conventional corn varieties.

We believe such a report will disclose information material to the company's future.

The Board recommends a vote AGAINST this proposal.

In many countries around the world, farmers are cultivating food crops enhanced through biotechnology. Indeed, estimates show that during 2004 more than eight million farmers in seventeen countries used roughly 200 million acres to produce soy, corn, canola, cotton and other crops using biotechnology. Further, in the United States, biotechnology has contributed to many foods for nearly a decade.

Prestigious governmental and scientific organizations, including the World Health Organization, the Food and Agriculture Organization of the United Nations, the Organization for Economic Cooperation and Development, and the U.S. National Academy of Sciences, have concluded that biotechnology can be a safe and useful element of food production. For example, the U.S. Institute of Medicine, which is part of the National Academy of Sciences, stated in a 2004 report: "To date, no adverse health effects attributed to genetic engineering have been documented in the human population." It is therefore common in many countries to cultivate genetically engineered food crops for various reasons, including to reduce the need for pesticides and to increase crop yields.

The safety and quality of the Company's products and the trust of the Company's consumers are extremely important to the Board. The Company is aware that points of view can vary on the topic of food biotechnology. Therefore, beyond compliance with regulations, the Company stays abreast of scientific developments regarding the safety of food biotechnology, monitors consumer and public perceptions, and tracks regulatory trends to ensure responsible conduct in this regard.

In the United States, the Food and Drug Administration ("FDA") oversees new genetically modified plant varieties intended for use in human food and animal feed through its voluntary pre-market consultation process, while the Department of Agriculture and the Environmental Protection Agency assess potential agricultural and environmental impact. In 2003, the Commissioner of the FDA stated that the agency "is confident that the genetically engineered food products on the U.S. market today are as safe as their conventionally bred counterparts, and the agency is prepared to meet the safety and regulatory challenges presented by new products as they emerge from the laboratory...Genetically engineered foods must adhere to the same high standards of safety under the Federal Food, Drug, and Cosmetic Act that apply to more traditional food products." (FDA Consumer Magazine, Nov-Dec 2003)

The European Union has established a rigorous approval system to assess the safety and environmental impact of genetically modified foods, and a number of other countries have adopted regulatory requirements specifically governing such products. The Company supports science-based regulations that ensure the safety of the food supply and protect the environment yet recognize the usefulness of biotechnology.

The shareholder proposal asks that the Board review the Company's policies related to genetically engineered products and report on this topic to shareholders. In fact, the Board is keenly aware of this topic and has considered it in detail to assure itself that the Company's practices are responsible. Further, the Company has put extensive information on its policies related to biotechnology on its website (http://kraft.com/responsibility/quality_food_biotechnology.aspx). The site explains the factors that the Company considers in assessing the use of ingredients, including the requirement of a scientific consensus that the ingredient is safe, consumer acceptability, and legal compliance. The site also describes the Company's support for effective, science-based regulation of food biotechnology and gives links to authoritative scientific bodies and other organizations that represent a range of viewpoints on the subject of food biotechnology.

In short, the Company approaches biotechnology issues with due respect for scientific authorities, legal obligations, and the interests of its consumers, customers, and shareholders. The Board believes this resolution is unnecessary.

For these reasons, the Board recommends a vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

RELATIONSHIP WITH ALTRIA GROUP

At March 2, 2005, Altria Group owned 85.3% of the outstanding shares of the Company's capital stock through its ownership of 52.5% of the outstanding Class A Common Stock, and 100% of the outstanding Class B Common Stock. Class A Common Stock has one vote per share while Class B Common Stock has ten votes per share. Therefore, at March 2, 2005, Altria Group held 98.0% of the combined voting power of the outstanding Common Stock. For as long as Altria Group continues to own shares representing more than 50% of the combined voting power of the Common Stock, it will be able to direct the election of all members of the Board and exercise a controlling influence over the business and affairs of the Company, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of additional shares of Common Stock or other equity securities, and the payment of dividends on Common Stock.

Included below are descriptions of certain agreements, relationships, and transactions the Company has with Altria Group. The agreements are filed as exhibits to the Company's filings with the Securities and Exchange Commission, and the summaries below are qualified in all respects by reference to the full text of the exhibits.

Corporate Agreement

The Company has entered into a corporate agreement with Altria Group under which Altria Group has a continuing option to purchase additional shares of Class A Common Stock. Altria Group may exercise the option simultaneously with the issuance of any equity security of the Company, only to the extent necessary to permit Altria Group to maintain its then-existing percentage ownership of Common Stock. This option is not exercisable upon the issuance of stock in connection with employee compensation. The purchase price of the shares of Class A Common Stock purchased upon any exercise of this option will be equal to the price paid for Class A Common Stock in the related issuance if the Company issues Class A Common Stock for cash, or the then current market price of Class A Common Stock if the Company issues a different equity security or Class A Common Stock for other than cash.

The corporate agreement provides that all material intercompany transactions, including any material amendments to the corporate agreement, the services agreement, the tax sharing agreement, or any other agreement between the Company and Altria Group, will be subject to the approval of the Audit Committee of the Board, which is composed solely of independent directors.

The Company has agreed with Altria Group that both it and Altria Group have the right to engage in the same or similar business activities as the other party, do business with any customer or client of the other party, and employ or engage any officer or employee of the other party. Neither Altria Group nor the Company, nor their respective related persons, will be liable to the other as a result of engaging in any of these activities.

Under the corporate agreement, the Company must obtain Altria Group's written consent before: entering into any agreement binding Altria Group or that contains provisions that trigger a default or require a material payment when Altria Group exercises its rights to convert Class B Common Stock; declaring extraordinary dividends; and issuing any equity securities except for Class A Common Stock issued or granted to the Company's employees.

The corporate agreement will terminate when Altria Group owns less than 50% of the Company's then outstanding Common Stock, except that the indemnification provisions will survive the termination.

Services Agreement

Altria Corporate Services, Inc., a wholly owned subsidiary of Altria Group, provides the Company with various services, including planning, legal, treasury, accounting, auditing, insurance, human resources, office of the secretary, corporate affairs, information technology, aviation, and tax services, under a services agreement. Billings for these services, which were based on the cost to Altria Corporate Services, Inc. to provide such services and a management fee, were $310 million, $318 million, and $327 million for the years ended December 31, 2004, 2003, and 2002, respectively. These costs were paid by the Company to Altria Corporate Services, Inc. monthly. Although the cost of these services cannot be quantified on a stand-alone basis, management has assessed that the billings are reasonable based on the level of support provided by Altria Corporate Services, Inc. and that they reflect all services provided. The Company's Audit Committee, composed entirely of independent directors, reviews the cost and nature of the services annually.

During 2004, Altria Corporate Services, Inc. provided to the Company certain financial services, including payroll and accounts payable processing, at a cost of approximately $25 million, which was included in the $310 million charge shown above. Beginning in 2005, the Company will perform these functions for itself at a similar cost.

Altria Corporate Services, Inc. and the Company may each terminate any or all of the services under the services agreement by giving the other party written notice at least 12 months in advance of termination. Altria Corporate Services, Inc. has agreed to provide the Company with reasonable assistance to make an orderly transition to other service providers upon the termination of the services agreement.

Tax-Sharing Agreement

The accounts of the Company are included in the federal consolidated income tax return of Altria Group. Income taxes are generally computed on a separate company basis. To the extent that foreign tax credits, capital losses, and other credits generated by the Company, which cannot currently be utilized on a separate company basis, are utilized in Altria Group's consolidated federal income tax return, the benefit is recognized in the calculation of the Company's provision for income taxes. Based on the Company's current estimate, this benefit is calculated to be approximately $70 million, $100 million, and $240 million for the years ended December 31, 2004, 2003, and 2002, respectively. The Company has entered into a tax-sharing agreement with Altria Group. Under the tax-sharing agreement, the Company makes payments to, or is reimbursed by, Altria Group, for the tax effects resulting from the inclusion of the Company's accounts in Altria Group's consolidated federal income tax return.

Borrowings from Altria Group

At December 31, 2004 and 2003, the Company had short-term amounts payable to Altria Group of $227 million and $543 million, respectively. Interest on these borrowings is based on the applicable London Interbank Offered Rate.

Corporate Aircraft

In December 2004, the Company purchased two corporate aircraft from Altria Corporate Services, Inc. for an aggregate purchase price of approximately $47 million. The Company also entered into an Aircraft Management Agreement with Altria Corporate Services, Inc. in December 2004, pursuant to which Altria Corporate Services, Inc. agreed to perform aircraft management, pilot services, maintenance, and other aviation services for the Company.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

The Company must provide an Annual Report to stockholders who receive this proxy statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (not including exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to the Company's Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's website at www.kraft.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment. The Company will bear the cost of this solicitation of proxies. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks, and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of

Class A Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. Additional solicitation of proxies may be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, at an anticipated cost of $6,000, plus reimbursement of out-of-pocket expenses.

2006 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to the Company's Corporate Secretary. The Company's Amended and Restated By-Laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2006 Annual Meeting, presently anticipated to be held on April 25, 2006, notice of the nomination must be received by the Company by November 4, 2005. The notice must describe various matters regarding the nominee, including name, address, occupation, and shares held. The Nominating and Governance Committee will consider any nominee properly presented by a stockholder and will make a recommendation to the Board. After full consideration by the Board, the Company will notify the stockholder presenting the nomination of the Board's conclusion. For a stockholder to bring other matters before the 2006 Annual Meeting, and to include a matter in the Company's proxy statement and proxy for that meeting, including pursuant to Rule 14a-8 of Regulation 14A of the proxy rules of the Exchange Act, the Company must receive notice by the deadline described above. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is Three Lakes Drive, Northfield, Illinois 60093. The Company will also furnish a copy of the Company's Amended and Restated By-Laws without charge upon written request by any stockholder to the Corporate Secretary.

March 4, 2005	Marc S. Firestone Executive Vice President, General Counsel and Corporate Secretary

Exhibit A

CORPORATE GOVERNANCE GUIDELINES

Kraft Foods Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD		A-2
B.	BOARD COMPOSITION, STRUCTURE AND POLICIES		A-2
	1.	Board Size	A-2
	2.	Altria Nominees	A-2
	3.	Independence of Directors	A-2
	4.	Annual Election of Directors	A-2
	5.	Board Membership Criteria	A-2
	6.	Limitation on Number of Management Directors	A-3
	7.	Chairman of the Board	A-3
	8.	Change in Primary Employment	A-3
	9.	Conflicts of Interest	A-3
	10.	No Specific Limitations on Other Board Service	A-3
	11.	No Limitations on Terms	A-3
	12.	Retirement Age for Directors	A-4
	13.	Director Orientation and Continuing Education	A-4
	14.	Director Communications with Third Parties	A-4
	15.	Stockholder Communications with the Board	A-4
C.	BOARD MEETINGS		A-4
	1.	Frequency of Meetings	A-4
	2.	Strategic Plan Review	A-4
	3.	Attendance at Meetings	A-5
	4.	Information Flow and Distribution of Meeting Materials	A-5
	5.	Selection of Agenda Items	A-5
	6.	Access to Management and Independent Advisors	A-5
	7.	Executive Sessions	A-5
D.	COMMITTEES OF THE BOARD		A-5
	1.	Committees and Responsibilities	A-5
	2.	Membership and Chairs of Committees	A-6
	3.	Committee Agendas, Meetings and Reports to the Board	A-6
E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING		A-6
	1.	Annual CEO Evaluation	A-6
	2.	Succession Planning	A-6
	3.	Board and Committee Self-Evaluations	A-6
F.	BOARD COMPENSATION		A-6
G.	CONFIDENTIAL VOTING		A-7
	ANNEX A: Categorical Standards of Director Independence		A-8

CORPORATE GOVERNANCE GUIDELINES

Kraft Foods Inc.

A.    ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the "Board") is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B.    BOARD COMPOSITION, STRUCTURE AND POLICIES

1.
Board Size

  The Nominating and Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members, although the Board believes that there should be a minimum of nine directors to help ensure the proper functioning of the Board.

2.
Altria Nominees

  Under the terms of a corporate agreement entered into between the Company and Altria Group, Inc. ("Altria"), so long as Altria owns shares representing 50% or more of the voting power of the Company's outstanding Common Stock, Altria has the right to designate for nomination by the Board three members of the Board, including the Chairman of the Board. Altria also has the right to fill any vacancy resulting from an Altria designee ceasing to serve on the Board.

3.
Independence of Directors

  The Board shall have a majority of directors who meet the "independence" requirements under New York Stock Exchange listing standards. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

4.
Annual Election of Directors

  All directors are elected annually by the Company's stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board's recommendations are based on the recommendations of the Nominating and Governance Committee.

  Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders.

5.
Board Membership Criteria

  Subject to the terms of the Corporate Agreement with Altria, the Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Nominating and Governance Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual's general understanding of the various disciplines relevant to the success of a large publicly traded company in today's global business environment; the individual's understanding of the Company's global businesses and markets; the individual's professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

6.
Limitation on Number of Management Directors

  The Board believes that it is generally preferable that the Chief Executive Officer and one other member of management be the only members of management who serve as members of the Board. The Board may from time to time determine that it is appropriate to nominate additional members of management to the Board.

7.
Chairman of the Board

  Pursuant to the terms of the corporate agreement with Altria, Altria has the right to designate the Chairman of the Board.

8.
Change in Primary Employment

  Non-management and non-Altria-designated directors who retire or change their primary employment must tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

9.
Conflicts of Interest

  If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Governance Committee for evaluation and appropriate resolution.

  If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

10.
No Specific Limitations on Other Board Service

  The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Governance Committee and the Board will take into account the nature and extent of an individual's other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company's conflict of interest policies. If a member of the Audit Committee serves on the audit committees of more than three public companies, the Board shall determine whether such simultaneous service would impair the ability of such member to serve effectively on the Audit Committee.

11.
No Limitations on Terms

  The Board does not believe in term limits for directors because they would deprive the Board of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

12.
Retirement Age for Directors

  Non-employee directors may not stand for re-election to the Board after they have reached the age of 72, except that the Board may from time to time ask a non-employee director to stand for election beyond the age of 72 when it believes that it is in the best interests of stockholders.

  A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign from the Board upon reaching the age of 65.

13.
Director Orientation and Continuing Education

  The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company's strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company's operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities. The Company will reimburse directors for reasonable costs incurred in connection with such continuing education.

14.
Director Communications with Third Parties

  The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

15.
Stockholder Communications with the Board

  Stockholders who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093 or to Kraft-Board@kraft.com. The non-management directors have established procedures for the handling of communications from stockholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be forwarded to the non-management directors. Communications that relate to matters that are within the responsibility of one of the Board committees are also to be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as consumer complaints, are to be sent to the appropriate employee. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C.    BOARD MEETINGS

1.
Frequency of Meetings

  The Board typically holds regular meetings during the months of January, February or March, April, June, August, October and December, and special meetings are held when necessary. The April meeting follows the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2.
Strategic Plan Review

  The Board meets at an offsite location for several days each year to review the Company's strategic plan.

3.
Attendance at Meetings

  Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4.
Information Flow and Distribution of Meeting Materials

  Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5.
Selection of Agenda Items

  The Chairman determines the agenda for each meeting of the Board, taking into account suggestions from other members of the Board.

6.
Access to Management and Independent Advisors

  Board members have unrestricted access to management. The Board and each committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the committees as they may deem appropriate.

7.
Executive Sessions

  Non-management directors meet in executive session several times a year. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. In lieu of a regularly presiding director, the Chairman presides over the executive sessions.

D.    COMMITTEES OF THE BOARD

1.
Committees and Responsibilities

  Pursuant to the Company's By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities: There are currently three Board committees:

  •
  Audit Committee.    The committee monitors the Company's financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

  •
  Compensation Committee.    The committee is responsible for discharging the Board's responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company's proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

  •
  Nominating and Governance Committee.    The committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each Annual Meeting of Stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees, developing and recommending to the Board the Company's corporate governance principles and overseeing the evaluation of the Board and its committees and management.

  A full description of the responsibilities of each of the committees is set forth in the committee charters that are published on the Company's website.

  The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2.
Membership and Chairs of Committees

  Based upon the recommendation of the Nominating and Governance Committee, the Board elects the members and chairs of each committee at its annual organizational meeting following the Annual Meeting of Stockholders.

  The members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the committee charters. At least one member of the Audit Committee shall be an "audit committee financial expert" as such term is defined in regulations of the Securities and Exchange Commission.

  The Board does not favor mandatory rotation of committee assignments or chairs. The Board believes that experience and continuity are more important than rotation.

3.
Committee Agendas, Meetings and Reports to the Board

  The chair of each committee, in consultation with the other committee members and with management, shall set meeting agendas and determine the frequency and length of committee meetings. Each committee reports its actions and recommendations to the Board.

E.    PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.
Annual CEO Evaluation

  In conjunction with the Chairman, the Compensation Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation Committee will review with the Board its evaluation of the Chief Executive Officer's performance and its determination of the Chief Executive Officer's compensation. The Chairman of the Compensation Committee will communicate this evaluation to the Chief Executive Officer.

2.
Succession Planning

  The Compensation Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and reviewing candidates to fill other senior executive positions.

3.
Board and Committee Self-Evaluations

  The Nominating and Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board will discuss the results of the self-evaluations to determine whether the Board and committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F.    BOARD COMPENSATION

The Compensation Committee periodically benchmarks director compensation against the proxy peer group and general industry data, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors' interests with the long-term interests of stockholders.

Employees of the Company or of Altria or any of its subsidiaries who serve as directors shall not receive any additional compensation for service on the Board.

G.    CONFIDENTIAL VOTING

It is the Company's policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company's policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Annex A

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company or any of its subsidiaries. The Board has established the categorical standards set forth below to assist it in making such determinations. A director will not be considered independent if the director:

•
is, or within the last three years has been, employed by the Company or any of its subsidiaries;

•
has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company or any of its subsidiaries;

•
receives, or during any 12-month period within the last three years has received, more than $100,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

•
has an immediate family member who receives, or during any 12-month period within the last three years has received, more than $100,000 per year in direct compensation as an executive officer of the Company or any of its subsidiaries other than pension or other forms of deferred compensation (provided such compensation is not contingent on continued service);

•
is a current partner or current employee of the independent auditors of the Company or any of its subsidiaries;

•
has an immediate family member who is a current partner of the independent auditors of the Company or any of its subsidiaries, or is a current employee of such firm and participates in its audit, assurance, or tax compliance (but not tax planning) practice;

•
was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

•
has an immediate family member who was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company of any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

•
is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company of any of its subsidiaries serve, or within the last three years have served, on such other company's compensation committee;

•
has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company or any of its subsidiaries serve, or within the last three years have served, on such other company's compensation committee;

•
is a current employee of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or

•
has an immediate family member who is a current executive officer of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

The Board will consider the materiality of the following factor in making an independence determination but is not precluded from finding a director to be independent if the director:

•
is, or within the last three years has been, an executive officer of a charitable organization that receives contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

Exhibit B

AUDIT COMMITTEE CHARTER

Kraft Foods Inc.

Audit Committee Composition and Meetings

The Audit Committee shall be composed of three or more non-employee directors who meet the "independence" requirements of the New York Stock Exchange and applicable laws, rules and regulations for audit committee membership. All members of the Committee shall be financially literate, at least one member shall be an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission ("SEC"), and at least one member of the Committee (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards, all as determined in the business judgment of the Board of Directors.

The Board of Directors shall elect the members of the Audit Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Audit Committee, the members may designate a Chair by majority vote of the Committee's members. The members of the Audit Committee may be removed by the Board.

The Audit Committee shall meet at least six times annually or more frequently as circumstances may require. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company's Chief Financial Officer, shall set meeting agendas. The Committee shall meet separately periodically in executive session with management, the internal auditors, the independent auditors, and as a committee to discuss any matters that the Committee or the persons with whom they meet believe should be discussed.

In fulfilling its responsibilities, the Audit Committee shall have full access to all books, records, facilities and personnel of the Company and to the services of the independent auditors. The Audit Committee shall also have the authority to conduct investigations and authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Company must provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Authority and Responsibilities

The Audit Committee shall oversee the Company's accounting and financial reporting processes and audits of its financial statements.

The Audit Committee shall assist the Board of Directors in its oversight of (i) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control over financial reporting, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications, independence, and performance of the Company's independent auditors, and (iv) the performance of the Company's internal auditors and internal audit function. The Audit Committee shall perform any other activities consistent with the Company's Certificate of Incorporation, By-Laws and governing law as the Committee or the Board of Directors deems necessary or appropriate.

Any of the Audit Committee's responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Audit Committee shall:

1.
Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditors shall report directly to the Audit Committee. In this regard, the Audit Committee shall have the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to stockholder ratification), including the sole authority to approve all audit engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Audit Committee shall pre-approve the audit and non-audit services to be provided by the Company's independent auditors. The Audit Committee may, from time to time, delegate its authority to pre-approve such services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting;

2.
Review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company's consolidated financial statements;

3.
Review and discuss with the independent auditors and with management the results of the annual audit of the Company's consolidated financial statements and the Company's interim financial results, in each case prior to the filing or distribution thereof, including (i) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors' opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the American Institute of Certified Public Accountants;

4.
Review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company's financial reporting processes, internal controls over financial reporting and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective action taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

5.
On at least an annual basis, evaluate the independent auditors' qualifications, performance and independence, and present its conclusions and recommendations with respect to the independent auditors to the Board of Directors. As part of such evaluation, the Audit Committee shall:

•
obtain and review a report from the Company's independent auditors describing (i) the independent auditors' internal quality-control procedures, (ii) any material issues raised by (a) the most recent internal quality-control review or peer review of the auditing firm, or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditors and the Company;

•
review and evaluate the lead audit partner of the independent auditors;

•
in addition to assuring the regular rotation of the lead partner(s) as required by law, consider whether the independent auditing firm should be rotated, so as to assure continuing auditor independence; and

•
obtain the opinion of management and the internal auditors of the independent auditors' performance;

6.
Establish clear policies for the Company's hiring of current or former employees of the independent auditors;

7.
Evaluate the performance of the Company's internal audit function, and review and discuss with the internal auditors and independent auditors the internal audit plan, budget, activities, responsibilities and staffing of the internal audit organization;

8.
Review and discuss with the independent auditors any audit problems or difficulties and management's response thereto, including (i) any restrictions on the scope of the independent auditors' activities or access to required information, (ii) any significant disagreements with management, (iii) any accounting adjustments that were noted or proposed by the independent auditors but were "passed" (as immaterial or otherwise), (iv) any communications between the audit team and the independent auditors' national office respecting significant auditing or accounting issues presented by the engagement, and (v) any "management" or "internal control" letter issues, or proposed to be issued, by the independent auditors to the Company;

9.
Review and discuss with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems them appropriate:

•
any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•
the critical accounting policies and practices of the Company;

•
the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the Company; and

•
major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls over financial reporting and any special steps adopted in light of material control deficiencies;

10.
Generally discuss the type and presentation of (i) information to be included in earnings press releases (in particular any use of "pro forma" or "adjusted" non-GAAP information) and (ii) any financial information and earnings guidance provided to analysts and rating agencies;

11.
Review and discuss the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures;

12.
Review the expense reports of the Company's Chief Executive Officer;

13.
Approve the Company's Code of Conduct and review compliance with the Code;

14.
Evaluate the performance of the Company's compliance function and review and discuss with the Company's general counsel, chief compliance officer, and other compliance personnel as may be appropriate, the plan, activities, responsibilities and staffing of the compliance function;

15.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and shall review any significant complaints regarding accounting, internal accounting controls or audit matters received pursuant to such procedures;

16.
Review and assess the adequacy of this Charter annually and submit any recommended changes to the Board of Directors for its approval;

17.
Recommend to the Board of Directors whether the Company's consolidated financial statements should be accepted for inclusion in the Company's annual report on Form 10-K;

18.
Prepare a report of the Audit Committee to stockholders to be included in the Company's annual proxy statement as required by the SEC, and cause to be filed with the New York Stock Exchange any reports that may be required with respect to the Audit Committee;

19.
Review and approve all material transactions between the Company and its principal shareholder, and the other subsidiaries of its principal shareholder;

20.
At least annually, evaluate its own performance and report to the Board of Directors on such evaluation;

21.
Review disclosures made by the Company's principal executive officer(s) and principal financial officer(s) regarding compliance with their certification obligations under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting, and evaluations thereof; and

22.
Report the activities of the Audit Committee to the Board of Directors on a regular basis and review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

Exhibit C

COMPENSATION COMMITTEE CHARTER

Kraft Foods Inc.

Compensation Committee Composition and Meetings

The Compensation Committee of the Board of Directors of Kraft Foods Inc. (the "Committee") shall be composed of three or more directors who the Board of Directors determines (i) are "independent" as that term is defined by the New York Stock Exchange listing standards, (ii) are "non-employee directors" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and (iii) satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

The Board of Directors shall elect the members of the Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Committee, the members may designate a Chair by majority vote of the Committee's members. The members of the Committee may be removed by the Board.

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company's Executive Vice President, Global Human Resources, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board of Directors. The Executive Vice President, Global Human Resources, shall maintain minutes of the meetings of the Committee.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have the authority to conduct investigations and retain any special compensation consultants, independent counsel, and other advisers, as it determines necessary to carry out its duties.. The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisers employed by the Committee, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Compensation Committee Responsibilities

The Committee shall (i) discharge the Board of Directors' responsibilities relating to executive compensation and management succession and produce an annual report on executive compensation to be included in the Company's proxy statement, in accordance with applicable rules and regulations, and (ii) review the succession plans for the chief executive officer and other senior executives and to make recommendations to the Board regarding the selection of individuals to fill these positions.

Any of the Committee's responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Committee shall:

•
review and approve goals and objectives relevant to the compensation of the chief executive officer, evaluate the performance of the chief executive officer in light of these goals and objectives, and set the compensation of the chief executive officer based on this evaluation;

•
oversee and make recommendations to the Board with respect to incentive compensation and equity-based plans;

•
review compensation recommendations, including severance packages and perquisites and other benefits, for executives reporting to the chief executive officer;

•
make incentive and equity awards to executives, including the chief executive officer, under the Company's incentive compensation and equity-based plans;

C-1

•
monitor compliance by executives with the Company's stock ownership guidelines;

•
review and assist with the development of executive succession plans, evaluate potential candidates for executive positions, including the chief executive officer, and make recommendations to the Board regarding individuals to fill these positions;

•
review the compensation of directors for service on the Board and its Committees and recommend changes in compensation to the Board;

•
prepare an annual report on executive compensation to be included in the Company's proxy statement, in accordance with applicable rules and regulations;

•
evaluate the Committee's performance at least annually and report to the Board on such evaluation;

•
periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•
perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

C-2

Exhibit D

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Kraft Foods Inc.

Nominating and Governance Committee Composition and Meetings

The Nominating and Governance Committee of the Board of Directors of Kraft Foods Inc. (the "Committee") shall be composed of three or more directors who the Board of Directors determines are "independent" as that term is defined by the New York Stock Exchange listing standards.

The Board of Directors shall elect the members of the Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Committee, the members may designate a Chair by majority vote of the Committee's members. The members of the Committee may be removed by the Board.

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. . A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company's Corporate Secretary, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board of Directors. The Corporate Secretary shall maintain minutes of the meetings of the Committee.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have the authority to conduct investigations and retain any search firm assisting the Committee in identifying director candidates, independent counsel, and other advisers, as it determines necessary to carry out its duties. The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisers employed by the Committee, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Nominating and Governance Committee Responsibilities

The Committee shall (i) assist the Board in identifying qualified individuals to become Board members, (ii) make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, and (iii) advise the Board on corporate governance matters, including developing and recommending to the Board the Company's corporate governance principles.

Any of the Committee's responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Committee shall:

•
review the qualifications of candidates for director suggested by Board members, stockholders, management and others in accordance with criteria established by the Board;

•
consider the performance and suitability of incumbent directors in determining whether to nominate them for reelection;

•
recommend to the Board a slate of nominees for election or reelection to the Board at each annual meeting of stockholders;

•
recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•
make recommendations to the Board as to determinations of director independence;

•
recommend to the Board a retirement age for directors;

D-1

•
make recommendations to the Board concerning the function, composition and structure of the Board and its Committees, as well as the frequency and content of Board meetings;

•
recommend to the Board directors to serve as members of each Committee, as well as candidates to fill vacancies created on any Committee of the Board;

•
evaluate any Compensation Committee interlocks among Board members and executive officers;

•
develop and recommend to the Board a set of corporate governance principles and to review and recommend changes to those principles, as necessary;

•
advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other Committees;

•
develop and recommend to the Board an annual self-evaluation process for the Board;

•
review and evaluate opportunities for Board members to engage in continuing education;

•
evaluate the Committee's performance at least annually and report to the Board on such evaluation;

•
periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•
perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

D-2

Exhibit E

2005 PERFORMANCE INCENTIVE PLAN
Kraft Foods Inc.

Section 1. Purpose; Definitions.

The purpose of the Plan is to support the Company's ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)
"Annual Incentive Award" means an Incentive Award made pursuant to Section 5(a)(vi) with a Performance Cycle of one year or less.

(b)
"Awards" mean grants under the Plan or, to the extent relevant, under any Prior Plan, of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards.

(c)
"Board" means the Board of Directors of the Company.

(d)
"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)
"Commission" means the Securities and Exchange Commission or any successor agency.

(f)
"Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(g)
"Common Stock" or "Stock" means the Class A Common Stock of the Company.

(h)
"Company" means Kraft Foods Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(i)
"Deferred Stock Unit" means an Award described in Section 5(a)(v).

(j)
"Economic Value Added" means net after-tax operating profit less the cost of capital.

(k)
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)
"Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

(m)
"Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

(n)
"Incentive Stock Option" means any Stock Option that complies with Section 422 (or any amended or successor provision) of the Code.

(o)
"Long-Term Incentive Award" means an Incentive Award made pursuant to Section 5(a)(vi) with a Performance Cycle of more than one year.

(p)
"Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(q)
"Other Stock-Based Award" means an Award made pursuant to Section 5(a)(iii).

(r)
"Participant" means any eligible individual as set forth in Section 3 to whom an Award is granted.

(s)
"Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(t)
"Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. Performance Goals may be provided in absolute terms, or in relation to the Company's peer group. The Company's peer group will be determined by the Committee, in its sole discretion. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share, total stockholder return, return on equity, return on capital, net earnings, adjusted net earnings, cash flow, operating companies income or Economic Value Added.

(u)
"Plan" means this Kraft Foods Inc. 2005 Performance Incentive Plan, as amended from time to time.

(v)
"Prior Plan" means the Kraft Foods Inc. 2001 Performance Incentive Plan.

(w)
"Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(x)
"Restricted Stock" means an Award of shares of Common Stock pursuant to Section 5(a)(iv).

(y)
"Restricted Stock Unit" means an Award described in Section 5(a)(v).

(z)
"Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

(aa)
"Stock Appreciation Right" or "SAR" means a right granted pursuant to Section 5(a)(ii).

(bb)
"Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 5(a)(i).

In addition, the terms "Affiliated Group," "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to either Section 16 (or any amended or successor provision) of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Section 3. Eligibility.

Salaried employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan; provided that employees of Altria Group, Inc. and its subsidiaries other than the Company and the Company's subsidiaries are not eligible to be granted Awards under the Plan (except that employees and former employees of Altria Group, Inc. and its subsidiaries shall be eligible to be granted Awards under the Plan in connection with any event as a result of which the Company ceases to be a subsidiary of Altria Group, Inc.).

Section 4. Common Stock Subject to the Plan.

(a)
Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 150,000,000 shares. An amount not to exceed 45,000,000 shares of Common Stock may be issued pursuant to Restricted Stock Awards, Other Stock-Based Awards, and Incentive Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation. Except as otherwise provided herein, any Award made under the Prior Plan before the expiration of such Prior Plan shall continue to be subject to the terms and conditions of such Prior Plan and the applicable Award agreement. Any adjustments, substitutions, or other actions that may be made or taken in accordance with Section 4(b) below in connection with the corporate transactions or events described therein shall, to the extent applied to outstanding Awards made under the Prior Plan, be deemed made from shares reserved for issuance under such Prior Plan, rather than this Plan, pursuant to the authority of the Board under the Prior Plan to make adjustments and substitutions in such circumstances to the aggregate number and kind of shares reserved for issuance under the Prior Plan and to Awards granted under the Prior Plan. To the extent any Award under this Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall again be available for distribution in connection with Awards under the Plan; provided, however, that any shares which are available again for Awards under the Plan also shall count against the limit described in Section 5(b)(i). If an SAR or similar Award based on Spread Value with respect to shares of Common Stock is exercised, only the number of shares of Common Stock issued, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall be available for distribution in connection with Awards under the Plan.

(b)
Adjustments for Certain Corporate Transactions

(i)
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock or any event as a result of which the Company ceases to be a subsidiary of Altria Group, Inc., in any case after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and the Prior Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award limits set forth in Section 5, (C) to the Performance Goals or Performance Cycles of any outstanding Performance-Based Awards, and (D) to the number and kind of securities subject to outstanding Awards and, if applicable, the grant or exercise price or Spread Value of outstanding Awards. In addition, the Committee may make an Award in substitution for incentive awards, stock awards, stock options or similar awards held by an individual who is, previously was, or becomes an employee of the Company, a subsidiary or an affiliate in connection with a transaction described in this

    Section 4(b)(i). Notwithstanding any provision of the Plan (other than the limitation set forth in Section 4(a)), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

  (ii)
  In connection with any of the events described in 4(b)(i), the Committee shall also have authority with respect to the Plan and the Prior Plan and to Awards granted thereunder (A) to grant Awards (including Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards) with a grant price that is less than Fair Market Value on the date of grant in order to preserve existing gain under any similar type of award previously granted by the Company or another entity to the extent that the existing gain would otherwise be diminished without payment of adequate compensation to the holder of the award for such diminution, and (B) except as may otherwise be required under an applicable Award agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In connection with a spin-off or similar corporate transaction, the adjustments described in this Section 4(b) may include, but are not limited to, (C) the imposition of restrictions on any distribution with respect to Restricted Stock or similar Awards and (D) the substitution of comparable Stock Options to purchase the stock of another entity or Stock Appreciation Rights, Restricted Stock Units, Deferred Stock Units or Other Stock-Based Awards denominated in the securities of another entity, which may be settled in the form of cash, Common Stock, stock of such other entity, or other securities or property, as determined by the Committee; and, in the event of such a substitution, references in this Plan and the Prior Plan and in the applicable Award agreements thereunder to "Common Stock" or "Stock" shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of the Prior Plan or applicable Award agreements) to also refer to the securities of the other entity where appropriate.

  (iii)
  In connection with any of the events described in Section 4(b)(i), with respect to the Plan and the Prior Plan and to Awards granted hereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

  (iv)
  In the event of any conflict between this Section 4(b) and other provisions of the Plan or the Prior Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the Committee's ability to adjust Awards under the Prior Plans in a manner consistent with this Section 4(b).

Section 5. Awards.

(a)
General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

(i)
Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement but no Stock Option designated as an Incentive Stock Option shall be invalid in the event that it fails to qualify as an Incentive Stock Option. The term of each Stock Option shall be set forth in the Award agreement, but no Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the purchase price). Unless otherwise determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Participant valued at Fair Market Value on the day preceding the date of exercise; provided, however, that such Common Stock shall not have been acquired by the Participant within the six months following the exercise of a Stock Option or Stock Appreciation Right, within six months after the lapse of restrictions on Restricted Stock, or within six months after the receipt of Common Stock from the Company, whether in settlement of any Award or otherwise.

  (ii)
  Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock, or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise.

  (iii)
  Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Deferred Stock Units, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iii) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

  (iv)
  Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock all the rights of a holder of Common Stock during the Restricted Period.

  (v)
  Restricted Stock Units and Deferred Stock Units. Restricted Stock Units and Deferred Stock Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock Units and Deferred Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units and Deferred Stock Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units or Deferred Stock Units.

  (vi)
  Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. currency or Common Stock or any combination thereof. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

(b)
Maximum Awards. Subject to the exercise of the Committee's authority pursuant to Section 4:

(i)
The total number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights awarded during any calendar year to any Participant shall not exceed 3,000,000 shares.

(ii)
The total amount of any Annual Incentive Award awarded to any Participant with respect to any Performance Cycle, taking into account the cash and the Fair Market Value of any Common Stock payable with respect to such Award, shall not exceed $10,000,000.

(iii)
The total amount of any Long-Term Incentive Award awarded to any Participant with respect to any Performance Cycle shall not exceed 400,000 shares of Common Stock multiplied by the number of years in the Performance Cycle or, in the case of Awards expressed in currency, $8,000,000 multiplied by the number of years in the Performance Cycle.

(iv)
An amount not in excess of 1,000,000 shares of Common Stock may be issued or issuable to any Participant in a Plan Year pursuant to Restricted Stock, Restricted Stock Units, Deferred Stock Units, and

    Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

(c)
Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

Section 6. Change in Control Provisions.

(a)
Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)
All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

(ii)
The restrictions and other conditions applicable to any Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

(iii)
The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in Section 6(c), as of the date such Change in Control occurs.

(iv)
Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each Participant who has been awarded an Incentive Award shall be deemed to have earned a pro rata Incentive Award equal to the product of (A) such Participant's maximum award opportunity for such Performance Cycle, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(b)
Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

(i)
Consummation of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") immediately prior to such Business Combination beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") (excluding Altria Group, Inc., any employee benefit plan (or related trust) sponsored or maintained by any member of the Company or any corporation or other entity controlled by the Company ("the Affiliated Group"), Altria Group, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, respectively, the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

  (ii)
  Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (1) more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding Altria Group, Inc., any employee benefit plan (or related trust) sponsored or maintained by any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company; or

  (iii)
  The sale or other disposition for fair value of securities of the Company by Altria Group, Inc. if, after such sale or other disposition for value Altria Group, Inc. holds less than 50% of the combined voting power of the Outstanding Company Voting Securities; or

  (iv)
  If Altria Group, Inc. holds less than 50% of the combined voting power of the Outstanding Company Voting Securities by virtue of a transaction that does not constitute a Change in Control within the meaning of paragraph (iii) above, the acquisition by any Person of beneficial ownership of 20% or more of the Outstanding Company Voting Securities; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition by such Person directly from the Company or a member of the Affiliated Group, (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (i) of this Section 6(b); or

  (v)
  If Altria Group, Inc. holds less than 50% of the combined voting power of the Outstanding Company Voting Securities by virtue of a transaction that does not constitute a Change in Control within the meaning of paragraph (iii) above, the individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.

(c)
Change in Control Price. Unless the Committee determines otherwise, "Change in Control Price" means the value of the consideration paid to holders of shares of Common Stock for such Common Stock in connection with a Change in Control transaction (or, if no consideration is paid in connection with a Change in Control transaction, the Fair Market Value of a share of Common Stock immediately prior to a Change in Control), except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

(d)
Incumbent Board. "Incumbent Board" means the members of the Board as of the effective date of the Plan. Notwithstanding the preceding sentence, any individual who becomes a member of the Board after such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such member were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

Section 7. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would (i) decrease the grant or exercise price of any Stock Option, SAR or Other Stock-Based Award to less than the Fair Market Value on the date of grant, or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to Participants subject to the laws of such foreign country, the Committee may not cancel any Stock Option and substitute therefore a new Stock Option with a lower grant price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

Section 8. Payments and Payment Deferrals.

Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

Section 9. Dividends and Dividend Equivalents.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10. Transferability.

Except as provided in the applicable Award agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 11. Award Agreements.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant's employment terminates. The Committee may amend an Award agreement, provided that, except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant's consent.

Section 12. Unfunded Status Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13. General Provisions.

(a)
The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

  All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)
Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c)
Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d)
No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind which are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)
The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f)
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)
If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(h)
If approved by stockholders, the Plan shall be effective on May 1, 2005. Except as otherwise provided by the Board, no Awards shall be made after May 1, 2010, provided that any Awards granted prior to that date may extend beyond it.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 26, 2005 AND PROXY STATEMENT

KRAFT FOODS INC. 2005 ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 26, 2005 9:00 A.M. ET	DIRECTIONS The Robert M. Schaeberle Technology Center is approximately 1 mile north of Route 10 in East Hanover, New Jersey. You may request a map by calling 1-866-655-7238.
KRAFT FOODS INC. Robert M. Schaeberle Technology Center 188 River Road East Hanover, New Jersey 07936

It is important to us that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card below or vote electronically over the Internet or by telephone.

See reverse side for instructions on voting electronically over the Internet or by telephone.

FOLD AND DETACH PROXY CARD HERE
RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

P R O X Y

KRAFT FOODS INC.

Proxy Solicited on Behalf of Board of Directors
Annual Meeting April 26, 2005

Louis C. Camilleri and Marc S. Firestone, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Kraft Foods Inc. (the "Company") at the annual meeting of stockholders to be held at the Robert M. Schaeberle Technology Center, on April 26, 2005, at 9:00 a.m. ET, and at all adjournments thereof.

Election of Directors, Nominees:

01.	Jan Bennink	04.	Dinyar S. Devitre	07.	Richard A. Lerner, M.D.	10.	Charles R. Wall
02.	Louis C. Camilleri	05.	W. James Farrell	08.	John C. Pope	11.	Deborah C. Wright
03.	Roger K. Deromedi	06.	Betsy D. Holden	09.	Mary L. Schapiro

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a stockholder or employee participating in any such plan. Unless your proxy for your plan shares is received by April 22, 2005, your plan shares will be voted by the trustee in the same proportion as those plan shares for which instructions have been received.

SEE REVERSE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse. You need not mark any boxes.

SEE REVERSE SIDE

KRAFT FOODS INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8514
EDISON, NJ 08818-8514

Your vote is important. Please vote immediately.

Vote-by-Internet	[COMPUTER GRAPHIC]	Vote-by-Telephone	[TELEPHONE GRAPHIC]
OR
Log on to the Internet and go to http://www.eproxyvote.com/kft		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

\/    DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL    \/

☒	Please mark votes as in this example.

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of independent auditors, FOR the approval of the 2005 Performance Incentive Plan and AGAINST the stockholder proposal.

KRAFT FOODS INC.

        The Board of Directors recommends a vote FOR:

1.	Election of Directors. (Please see reverse)
			FOR	WITHHELD
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as written above
		FOR	AGAINST	ABSTAIN
2.	Ratification of the Selection of Independent Auditors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Approval of the 2005 Performance Incentive Plan	☐	☐	☐
The Board of Directors recommends a vote AGAINST:
		FOR	AGAINST	ABSTAIN
4.	Stockholder Proposal—Report on Impacts of Genetically Engineered Products	☐	☐	☐
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
BOARD OF DIRECTORS
ELECTION OF DIRECTORS
AUDIT COMMITTEE MATTERS
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
OWNERSHIP OF EQUITY SECURITIES
EXECUTIVE COMPENSATION
2005 PERFORMANCE INCENTIVE PLAN
STOCKHOLDER PROPOSAL REPORT ON IMPACTS OF GENETICALLY ENGINEERED PRODUCTS
RELATIONSHIP WITH ALTRIA GROUP
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS
2006 ANNUAL MEETING
CORPORATE GOVERNANCE GUIDELINES Kraft Foods Inc.

CORPORATE GOVERNANCE GUIDELINES Kraft Foods Inc.
Annex A Categorical Standards of Director Independence
AUDIT COMMITTEE CHARTER Kraft Foods Inc.
COMPENSATION COMMITTEE CHARTER Kraft Foods Inc.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER Kraft Foods Inc.
2005 PERFORMANCE INCENTIVE PLAN Kraft Foods Inc.